Exhibit 10.11

CONFIDENTIAL

Execution Copy

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE, RESEARCH AND COLLABORATION AGREEMENT

BETWEEN

ELI LILLY AND COMPANY

AND

AKTIS ONCOLOGY, INC.

Table of Contents

Page

ARTICLE 1 DEFINITIONS		1

ARTICLE 2 GOVERNANCE		16

2.1	Alliance Managers and Project Managers	16

2.2	Joint Research Committee	16

2.3	Function and Powers of the JRC	16

2.4	Meetings	16

2.5	JRC Decisions	17

2.6	Authority	17

2.7	Discontinuation of JRC	18

ARTICLE 3 COLLABORATION TARGETS		18

3.1	General	18

3.2	Initial Collaboration Targets	18

3.3	Gatekeeper Process	18

3.4	Replacement Collaboration Targets	19

ARTICLE 4 RESEARCH AND PRE-CLINICAL DEVELOPMENT		19

4.1	Overview and Responsibilities	19

4.2	Diligence Efforts; Research Plan Costs	20

4.3	Research Term	21

4.4	Research Plans	21

4.5	Candidate Selections	22

4.6	Licensed Decoys	23

4.7	Lilly Performance	23

4.8	Imaging and Dosimetry Assessment	23

4.9	Records	23

4.10	Reports and Data Package	24

4.11	Research Costs	24

4.12	Subcontracting	24

4.13	Materials	24

4.14	Certain Standards Applicable to Work	25

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4.15	Health and Safety	25

4.16	Audit Rights	25

4.17	Inspections by Governmental Authority	26

ARTICLE 5 FURTHER DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION		26

ARTICLE 6 LICENSE RIGHTS		28

6.1	License Grants to Lilly	28

6.2	License Grants to Aktis	29

6.3	Third Party Sublicenses	29

6.4	Aktis In-Licenses	30

6.5	Excluded In-Licenses	30

6.6	Future IP	30

6.7	No Implied Rights	31

ARTICLE 7 EXCLUSIVITY		31

7.1	Collaboration Target Exclusivity	31

7.2	Acquisition of Existing Competing Product	32

7.3	Change of Control	32

7.4	Enforceability	32

7.5	Other Activities	32

ARTICLE 8 FEES, ROYALTIES, & PAYMENTS		32

8.1	Upfront Payment	32

8.2	Replacement Collaboration Target Nomination Fee	32

8.3	Milestone Payments	32

8.4	Royalties	35

8.5	Method of Payment; Currency Conversion	36

8.6	Records and Audits	36

8.7	Late Payments	37

8.8	Taxes	37

ARTICLE 9 INTELLECTUAL PROPERTY		38

9.1	Ownership of Inventions	38

9.2	Ownership of Aktis Platform Improvement	38

9.3	Ownership of Lilly Improvement	38

9.4	Assignment Obligation	39

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9.5	Patent Prosecution and Maintenance	39

9.6	Infringement or Misappropriation by Third Parties	42

9.7	CREATE Act	42

9.8	Infringement of Third Party Intellectual Property	43

9.9	Trademarks	43

9.10	Use of Name	43

9.11	Inventor’s Remuneration	43

ARTICLE 10 REPRESENTATIONS, WARRANTIES AND COVENANTS		44

10.1	Mutual Representations and Warranties	44

10.2	Aktis Representations and Warranties	44

10.3	Additional Aktis Representations and Warranties	46

10.4	Covenants	46

10.5	Compliance	47

10.6	Disclaimer	50

10.7	No Warranty of Success	50

ARTICLE 11 INDEMNIFICATION		50

11.1	Indemnity	50

11.2	Limitation of Liability	53

11.3	Insurance	53

ARTICLE 12 CONFIDENTIALITY		54

12.1	Confidential Information	54

12.2	Licensed Information	56

12.3	Publicity	56

12.4	Publication	57

12.5	Prior Confidentiality Agreement	57

12.6	Privacy	57

ARTICLE 13 TERM & TERMINATION		58

13.1	Term	58

13.2	Termination for Material Breach	58

13.3	Termination by Aktis for Patent Challenge	59

13.4	Termination by Lilly	59

13.5	Termination for Insolvency	59

13.6	Terminated Targets	59

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13.7	Effects of Termination	60

13.8	Survival	61

13.9	Exercise of Rights to Terminate; Damages; Relief	61

13.10	Bankruptcy Code	61

ARTICLE 14 GOVERNING LAW; DISPUTE RESOLUTION		62

14.1	Governing Law	62

14.2	Disputes	62

14.3	Litigation	62

14.4	Equitable Relief	63

ARTICLE 15 MISCELLANEOUS		63

15.1	Entire Agreement; Amendment	63

15.2	Independent Contractors	63

15.3	Notice	63

15.4	Severability	64

15.5	Assignment	64

15.6	Waivers	64

15.7	Force Majeure	65

15.8	Interpretation	65

15.9	Counterparts; Electronic Signatures	65

15.10	Expenses	65

15.11	Further Assurances	65

15.12	No Third Party Beneficiary Rights	66

15.13	Construction	66

15.14	Cumulative Remedies	66

15.15	Extension to Affiliates	66

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Exhibits

Exhibit 1.23	-	[***]

Exhibit 1.67	-	Excluded In-Licenses

Exhibit 2.5.3	-	[***]

Exhibit 4.1	-	Responsibilities Matrix

Exhibit 4.6	-	Key Terms for Licensed Decoy Development Agreement

Exhibit 4.12	-	Aktis Third Party Subcontractors

Exhibit 4.13	-	Form of Materials Transfer Record

Exhibit 4.14- Part A	-	Eli Lilly and Company Good Research Practices

Exhibit 4.14- Part B	-	Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers

Exhibit 10.2.2	-	[***]

Exhibit 12.3	-	Press Release

-v-

LICENSE, RESEARCH AND COLLABORATION AGREEMENT

This License, Research and Collaboration Agreement (“Agreement”) is entered into as of May 16, 2024 (the “Effective Date”) by and between Aktis Oncology, Inc., a Delaware corporation, with its principal business office at 17 Drydock Avenue, Suite 17-401, Boston, MA 02210 (“Aktis”), and Eli Lilly and Company, an Indiana corporation, with its principal business office located at Lilly Corporate Center, Indianapolis, Indiana 46285 (“Lilly”). Lilly and Aktis are each hereafter referred to individually as a “Party” and together as the “Parties.”

WHEREAS, Aktis is a biotechnology company that has technology and expertise relating to the discovery and development of targeted radioligand compounds using its proprietary platform;

WHEREAS, Lilly is a pharmaceutical company engaged in the research, development, manufacturing, marketing and distribution of pharmaceutical products;

WHEREAS, Aktis and Lilly desire to collaborate to discover and develop certain radioligand compounds identified by Aktis using the Aktis Platform (as defined below), in each case Directed To (as defined below) each Collaboration Target (as defined below); and

WHEREAS, Lilly may desire to continue researching, developing, commercializing, and otherwise exploiting the Licensed Compounds and Licensed Products (each, as defined below) subject to the terms and conditions as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement and the Exhibits hereto shall have the following meanings (or as defined elsewhere in this Agreement):

1.1 “Acquirer” has the meaning set forth in Section 1.29.

1.2 “Acquirer Technology” has the meaning set forth in Section 7.3.2.

1.3 “Acquisition Transaction” has the meaning set forth in Section 7.2.

1.4 “Affiliate” means, with respect to any Person, any entity that, at the relevant time (whether as of the Effective Date or thereafter), directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, for so long as such control exists. As used in this Section 1.4, “control” (including, with correlative meanings, “controlled by,” “controlling” and “under common control with”) means: (a) to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect ownership of fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the voting share capital or other equity interest in such entity, [***].

1.5 “Agreement” has the meaning set forth in the Preamble.

1.6 “Aktis” has the meaning set forth in the Preamble.

1.7 “Aktis Indemnitee” has the meaning set forth in Section 11.1.2.

1.8 “Aktis In-License” means any agreement between Aktis (or any of its Affiliates) and any Third Party (such Third Party, a “Third Party Licensor”) [***].

1.9 “Aktis Maintained Patents” has the meaning set forth in Section 9.5.2.

1.10 “Aktis New In-License” has the meaning set forth in Section 6.6.2.

1.11 “Aktis Patents” means all Patents within the Licensed IP or the Aktis Platform IP.

1.12 “Aktis Platform” means Aktis’ or any of its Affiliates’ proprietary platform to discover and develop therapeutics or diagnostics for cancer using radioligands that selectively deliver a radioactive isotope payload to cancer cells via a tumor-specific “miniprotein” targeting ligand, [***].

1.13 “Aktis Platform Improvement” means [***].

1.14 “Aktis Platform IP” means any and all Patents and Know-How Covering the Aktis Platform or any Aktis Platform Improvement that are (a) Controlled by Aktis or its Affiliate(s) as of the Effective Date or thereafter during the Term and (b) necessary or useful to Exploit Licensed Compounds or Licensed Products in the Field in the Territory; [***].

1.15 “Aktis Technology” means the Licensed IP and Aktis Platform IP.

1.16 “Alliance Manager” has the meaning set forth in Section 2.1.

1.17 “Alternative Remedy” has the meaning set forth in Section 13.2.3.

1.18 “Annual Net Sales” means, with respect to a particular Licensed Product and Calendar Year, the aggregate Net Sales of such Licensed Product in such Calendar Year for all jurisdictions within the Territory for which the Royalty Term for such Licensed Product has not expired.

1.19 “Applicable Laws” means the applicable provisions of any and all federal, national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, guidelines or requirements, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, or permits of or from any court, arbitrator, Regulatory Authority, Governmental Authority, taxing authority, national securities exchange or exchange listing organization having jurisdiction over or related to the relevant subject item that may be in effect from time to time during the Term.

1.20 “Available Proposed Target” has the meaning set forth in Section 3.3.2(b).

1.21 “Available Proposed Target Nomination Notice” has the meaning set forth in Section 3.3.2(b).

1.22 “Avid Tumors” means [***].

1.23 [***].

1.24 [***].

1.25 “Bring-Down Date” has the meaning set forth in Section 10.3.

1.26 “Business Day” means any day, other than any Saturday, Sunday, or any day that banks are authorized or required by law to be closed in Boston, Massachusetts or Indianapolis, Indiana.

1.27 “Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31 of any Calendar Year.

1.28 “Calendar Year” means each respective period of twelve (12) consecutive months commencing on January 1 and ending on December 31.

1.29 “Change of Control” means with respect to either Party: (i) the acquisition by a Third Party, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding securities or combined voting power of such Party (or any controlling Affiliate of such Party); (ii) a merger, reorganization or consolidation involving such Party (or any controlling Affiliate of such Party), as a result of which a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; (iii) a sale of all or substantially all of the assets of such Party or all or substantially all of such Party’s assets related to this Agreement in one transaction or a series of related transactions to a Third Party; or (iv) the acquisition by a Third Party of the ability to cause the direction of the management or allocation of corporate resources of Aktis (or any controlling Affiliate of Aktis). The acquiring or combining Third Party in any of (i), (ii) or (iii), and any of such Third Party’s Affiliates (whether in existence as of or any time following the applicable transaction, but other than the acquired Party and its Affiliates as in existence prior to the applicable transaction) are referred to collectively herein as the “Acquirer.” Notwithstanding the foregoing, the term “Change of Control” will not include (a) any sale of shares of capital stock of a Party, in a single transaction or series of related transactions in which such Party issues securities to institutional investors for cash or the cancellation or conversion of indebtedness or a combination thereof where such transaction(s) are conducted primarily for bona fide financing purposes or (b) an initial public offering on a nationally or internationally recognized security exchange.

1.30 “Claim” has the meaning set forth in Section 11.1.1.

1.31 “Clinical Development” means, with respect to a Licensed Product or other product or therapy, any and all Development activities conducted following the Initiation of the Phase I Clinical Trial with respect to such Licensed Product or other product or therapy.

1.32 “Clinical Trial” means any clinical trial in humans, including any Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, Registrational Trial or any post-Marketing Authorization human clinical trial, as applicable.

1.33 “CMC Activities” means, with respect to a Licensed Compound, those chemistry manufacturing and control activities that are necessary to file an IND with the FDA.

1.34 “Code” has the meaning set forth in Section 13.10.

1.35 “Collaboration In-License” has the meaning set forth in Section 6.6.2.

1.36 “Collaboration Targets” means, individually or collectively, the Initial Collaboration Targets and any Replacement Collaboration Targets. For clarity, any Collaboration Target that becomes a Terminated Target in accordance with this Agreement shall no longer be a Collaboration Target.

1.37 “Combination Product” means a single pharmaceutical product containing both (a) a Licensed Compound, and (b) one or more other therapeutically active compound(s) or active ingredient(s) (“Other Component(s)”), [***].

1.38 “Commercial Milestone Event” has the meaning set forth in Section 8.3.3.

1.39 “Commercial Milestone Payment” has the meaning set forth in Section 8.3.3.

1.40 “Commercialization” means any and all activities directed to the offering for sale or sale of a Licensed Product, or other product or therapy including: (a) activities directed to storing for commercial sale, marketing, promoting, detailing, distributing, importing, exporting, selling or offering to sell that Licensed Product, or other product or therapy; (b) seeking Regulatory Approvals (as applicable) for and registration of a Licensed Product, or other product or therapy; (c) interacting with Regulatory Authorities regarding the foregoing; or (d) conducting other activities, other than Research, Development or Manufacturing, in preparation for the foregoing clauses (a) through (c) (inclusive) in the Field in the Territory. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.41 “Commercially Reasonable Efforts” of a Party means [***].

1.42 “Competing Product” has the meaning set forth in Section 7.1.

1.43 “Confidential Information” has the meaning set forth in Section 12.1.1.

1.44 “Confidentiality Agreement” means that certain Confidentiality Agreement entered into between the Parties as of June 20, 2023.

1.45 “Control” or “Controlled” means, with respect to any Materials, Know-How, Patents, or other Intellectual Property Rights, that a Party or its Affiliate has the legal authority or right (whether by ownership, license, or otherwise) to grant to the other Party a license, covenant not to sue, sublicense, access, or right to use (as applicable) under such Materials, Know-How, Patents, or other Intellectual Property Rights, on the terms and conditions set forth herein, in each case without violating any obligations of the granting Party or its Affiliate owed to a Third Party or breaching the terms of any agreement with a Third Party. [***].

1.46 “Cover” means, [***].

1.47 “Decoy” means, [***].

1.48 “Development” or “Develop” means any and all non-clinical and Clinical Development activities for a Licensed Product, or other product or therapy, including design and conduct of Clinical Trials and the preparation and filing of Regulatory Filings and all regulatory affairs related to the foregoing, including Pre-Clinical Development. When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning. For clarity, “Development” shall not include any Research, Manufacturing or Commercialization activities.

1.49 “Development and Regulatory Milestone Event” has the meaning set forth in Section 8.3.2.

1.50 “Development and Regulatory Milestone Payment” has the meaning set forth in Section 8.3.2.

1.51 “Development Candidate” means a Licensed Compound which has achieved the Development Candidate Criteria as determined by the JRC in accordance with Section 4.5.2.

1.52 “Development Candidate Criteria” means the criteria set forth in the applicable Research Plan for a Licensed Compound to achieve development candidate status as determined by the JRC in accordance with Section 2.5.

1.53 “Development Candidate Nomination Date” means, with respect to a Licensed Compound, the date that the JRC determines that such Licensed Compound has achieved the Development Candidate Criteria in accordance with Section 4.5.2.

1.54 “Development Cost Cap” has the meaning set forth in Section 4.2.2(a).

1.55 “Diagnostic Product” means any standalone diagnostic Licensed Product Directed To a given Collaboration Target and excluding, for clarity, any Licensed Product that is or can be used with a Therapeutic Product Developed by or on behalf of Lilly and Directed To the same Collaboration Target.

1.56 “Directed To” means, when used to describe the relationship between a compound or product and a Target, that the compound or product, as applicable, [***].

1.57 “Disclosing Party” has the meaning set forth in Section 12.1.2.

1.58 “Dispute” has the meaning set forth in Section 14.2.

1.59 “Distinct Isotope Product” means a Licensed Product that contains or comprises a Licensed Compound that was contained in a first Licensed Product but the radioactive isotope in such first Licensed Product is different from the radioactive isotope in the second Licensed Product (e.g., a Licensed Product comprising a Licensed Compound and actinium-225 shall be a “Distinct Isotope Product” compared to a Licensed Product comprising the same Licensed Compound and lutetium-177).

1.60 “Divestiture” has the meaning set forth in Section 7.2.1(b).

1.61 “Dollar” means a U.S. dollar, and “$” is to be interpreted accordingly.

1.62 “Effective Date” has the meaning set forth in the Preamble.

1.63 “Eli Lilly and Company Good Research Practices” has the meaning set forth in Section 4.14.

1.64 “Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers” has the meaning set forth in Section 4.14.

1.65 “Excess Development Costs” has the meaning set forth in Section 4.2.2(b).

1.66 “Exchange” has the meaning set forth in Section 10.2.9.

1.67 “Excluded In-Licenses” means those agreements listed on Exhibit 1.67, as such agreements may be amended or restated from time to time.

1.68 “Excluded Sublicensee” means a Third Party that is granted a license or sublicense to Exploit Licensed Products in the Field in the [***].

1.69 “Excluded Target” means any [***].

1.70 “Excluded Target Inquiry Notice” has the meaning set forth in Section 3.3.2(d).

1.71 “Excluded Target Inquiry Response” has the meaning set forth in Section 3.3.2(d).

1.72 “Excluded Target Inquiry Response Period” has the meaning set forth in Section 3.3.2(d).

1.73 “Exclusivity Period” means, with respect to a particular Collaboration Target, the period commencing on the later of the Effective Date or the Target Nomination Date (as applicable) and ending (a) unless earlier terminated in accordance with Section 7.1, on a Collaboration Target-by-Collaboration Target basis upon the earlier of (i) [***] and (b) on a Terminated Target-by-Terminated Target basis, [***].

1.74 “Exclusivity Termination Exception” has the meaning set forth in Section 7.1.2.

1.75 “Exclusivity Termination Notice” has the meaning set forth in Section 7.1.4.

1.76 “Executive Officers” means (a) with respect to Aktis, [***], and in each case of (a) or (b), any other appropriately qualified person with authority to decide the matter at hand that such person in the foregoing (a) or (b) designates from time to time.

1.77 “Existing Patents” has the meaning set forth in Section 10.2.2(a).

1.78 “Exploit” or “Exploitation” means to make, have made, import, export, use, have used, sell, have sold, or offer for sale, including to research, develop, commercialize, register, modify, enhance, improve, manufacture, or otherwise dispose of, including to Research, Develop, Manufacture, and Commercialize.

1.79 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.80 “Field” means all therapeutic (including prevention, control, amelioration, or treatment of any disease or medical condition) and diagnostic uses in humans and non-human animals.

1.81 “Financial Investor” means any Person that is a financial investor and is not [***].

1.82 “Firewall Period” means [***].

1.83 “Firewalls” means effective walls and screens established between Aktis, on the one hand, and on the other hand an Acquirer of Aktis, in each case to ensure [***].

1.84 “First Commercial Sale” means, with respect to any Licensed Product and any country, the first sale, transfer or other disposition of a Licensed Product by Lilly (or its Affiliates or its or their Sublicensees) to a Third Party for end-use or consumption of such Licensed Product after Regulatory Approval required to market and sell the Licensed Product has been granted with respect to such Licensed Product in such country in which such Licensed Product is sold; [***].

1.85 “Force Majeure Event” has the meaning set forth in Section 15.7.

1.86 “FTE” means a full-time equivalent person (i.e., one fully-dedicated or multiple partially-dedicated personnel aggregating to one full-time personnel) employed or contracted by Aktis, based upon a total of [***] hours per year undertaken, in connection with the conduct of applicable activities under this Agreement. [***].

1.87 “FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs who perform a specified activity under this Agreement. FTEs will be pro-rated on a daily basis if necessary.

1.88 “FTE Rate” means, [***].

1.89 “Future In-Licensed IP” has the meaning set forth in Section 6.6.1.

1.90 “Gatekeeper” has the meaning set forth in Section 3.3.1.

1.91 “Generic Product” means, with reference to a Licensed Product in a country, any pharmaceutical product that is [***].

1.92 “GLP Toxicology Study” means, with respect to a Licensed Compound, an in vivo toxicology study performed with the expectation that the results may provide support for filing an IND and that is conducted in compliance with then-current GLPs.

1.93 “Good Laboratory Practices” or “GLPs” means all applicable current good laboratory practice and standards, including, as applicable: (a) as set forth in the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or its equivalent; and (b) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time

1.94 “Good Research Practices” or “GRP” means research practices consistent with: (a) the Eli Lilly and Company Good Research Practices and (b) the Research Quality Association (RQA), 2014 Quality in Research Guidelines for Working in Non-Regulated Research, each as may be amended and applicable from time to time.

1.95 “Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, and any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.96 “Government Official” has the meaning set forth in Section 10.5.8.

1.97 “Imaging and Dosimetry Assessment” means with respect to patients with Avid Tumors, an imaging and dosimetry assessment [***].

1.98 “IND” means an investigational new drug application filed with the FDA or any similar application filed with a Regulatory Authority in a country outside the U.S. required to commence Clinical Trials of a pharmaceutical product.

1.99 “IND Candidate” means a Licensed Compound which has achieved the TPP Criteria as determined by the JRC in accordance with Section 4.5.3. [***].

1.100 “Indemnitee” has the meaning set forth in Section 11.1.3(a).

1.101 “Indemnified Party” has the meaning set forth in Section 11.1.3(a).

1.102 “Indemnification Claim Notice” has the meaning set forth in Section 11.1.3(a).

1.103 “Indication” means a separate and distinct disease or medical condition that a product is intended to treat, prevent, diagnose, monitor or ameliorate, as set forth in the label for such product and for which such product has received regulatory approval (including pricing and reimbursement approval, as and where appliable) from the applicable regulatory authority; [***].

1.104 “Industry Codes” means all applicable rules of non-governmental bodies such as pharmaceutical industry trade associations and self-regulatory organizations that are generally accepted as “good practice” within the research based pharmaceutical industry, including those relating to good marketing practices and the relationship of pharmaceutical companies with health care providers and patients.

1.105 “Infringement” has the meaning set forth in Section 9.6.1.

1.106 “Initial Collaboration Targets” has the meaning set forth in Section 3.2.

1.107 “Initiation” or “Initiate” means, (i) with respect to a Clinical Trial, the first dosing of the [***] human subject in such Clinical Trial or (ii) with respect to a GLP Toxicology Study, the first dosing of the first animal in such GLP Toxicology Study.

1.108 “Intellectual Property Rights” means any and all intellectual property rights provided under Applicable Laws, including (i) Patents; (ii) trademarks, trade dress, logos, and other indicia of origin; (iii) copyrights and copyrightable works; and (iv) Know-How.

1.109 “Internal Compliance Codes” has the meaning set forth in Section 10.5.4.

1.110 “Inventions” means all discoveries, developments, improvements, and inventions, whether or not patentable, that are discovered, generated, conceived or developed by or on behalf of a Party or its Affiliates (whether solely or jointly or with one or more Third Party(ies)) in the course of performing activities under this Agreement.

1.111 “Joint Inventions” has the meaning set forth in Section 9.1.

1.112 “Joint Patents” has the meaning set forth in Section 9.1.

1.113 “JRC” has the meaning set forth in Section 2.2.

1.114 “JRC Co-Chair” has the meaning set forth in Section 2.2.

1.115 “JRC Dispute” has the meaning set forth in Section 2.5.

1.116 “Know-How” means any proprietary scientific or technical information, inventions, results, data, know-how, processes, methods, models, software, or designs of any type whatsoever, in any tangible or intangible form, including databases, safety information, practices, methods, instructions, techniques, algorithms, drawings, documentation, specifications, formulations, formulae, knowledge, trade secrets, materials, skill, experience, concepts, ideas, test data, experimental data, and other information or technology applicable to compounds, formulations, compositions of matter, structures, structure activity relationships, or products, or to their design, discovery, identification, creation, selection, development, optimization, manufacture, registration, use, marketing, commercialization, or sale, or to methods of assaying or testing them, including pharmacological, pharmaceutical, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, physical and analytical, safety, and quality control data, manufacturing and stability data, materials, studies and procedures, and manufacturing process and development information, results and data; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic or any other form now known or hereafter developed.

1.117 “Lead Candidate” means a Licensed Compound which has achieved the Lead Candidate Criteria as determined by the JRC in accordance with Section 4.5.1.

1.118 “Lead Candidate Criteria” means the criteria set forth in the applicable Research Plan for a Licensed Compound to achieve lead candidate status as determined by the JRC in accordance with Section 2.5.

1.119 “Lead Candidate Milestone” means when a Licensed Compound that has met the Lead Candidate Criteria is deemed a Lead Candidate in accordance with Section 4.5.1.

1.120 “Licensed Compound” means, with respect to a Collaboration Target, any compounds that are Directed To such Collaboration Target and are Controlled by Aktis or its Affiliates as of the Effective Date or are discovered, generated, conceived or developed by or on behalf of Aktis or any of its Affiliates by application or use of the Aktis Platform during the applicable Research Program, [***].

1.121 “Licensed Information” has the meaning set forth in Section 12.2.

1.122 “Licensed Decoy” means any Decoy that is Controlled by Aktis or its Affiliates as of the Effective Date or thereafter, including [***].

1.123 “Licensed IP” means Licensed Patents and Licensed Know-How.

1.124 “Licensed Know-How” means all Know-How Controlled by Aktis or its Affiliate(s) (a) as of the Effective Date or (b) thereafter during the Term, in each case (a) and (b), that is necessary or useful to Exploit Licensed Compounds or Licensed Products in the Field in the Territory [***]. “Licensed Know-How” includes Aktis’ Sole Inventions and Aktis’ interest in Joint Inventions, but excludes Know-How within the Aktis Platform IP.

1.125 “Licensed Patents” means all Patents Controlled by Aktis or its Affiliate(s) (a) as of the Effective Date or (b) thereafter during the Term, in each case (a) and (b), that are necessary or useful to Exploit Licensed Compounds or Licensed Products in the Field in the Territory [***].

1.126 “Licensed Product” means any pharmaceutical therapeutic or diagnostic product that contains or comprises a Licensed Compound, in all presentations, formulations and dosage forms. [***].

1.127 “Lilly” has the meaning set forth in the Preamble.

1.128 “Lilly Background IP” means all Intellectual Property Rights Controlled by Lilly prior to the Effective Date or outside the scope of this Agreement, in each case, that are [***].

1.129 “Lilly Improvement” means any Invention that is discovered, generated, conceived or developed by or on behalf of either Party or its Affiliates (whether solely, jointly or with one or more Third Party(ies)) in the course of conducting its activities under this Agreement that is [***].

1.130 “Lilly Indemnitee” has the meaning set forth in Section 11.1.1.

1.131 “Lilly Maintained Patents” has the meaning set forth in Section 9.5.1.

1.132 “Lilly Trademarks” has the meaning set forth in Section 9.9.

1.133 “Loss of Market Exclusivity” means, with respect to any Licensed Product in any country in the Territory, [***].

1.134 “Losses” has the meaning set forth in Section 11.1.1.

1.135 “Major European Countries” means the United Kingdom, Germany, France, Spain, and Italy.

1.136 “Major Market Countries” means the U.S., one of the Major European Countries and Japan.

1.137 “Manufacture” and “Manufacturing” means any and all activities related to the production, manufacture, formulation, finishing, packaging, labeling, shipping or holding of any Licensed Compound or Licensed Product, or other product or therapy, or any component, intermediary or precursor thereof (including, for clarity, expression vectors, cell lines, culture media and feeds), and including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture, quality assurance and quality control (including testing), and regulatory activities related to any of the foregoing.

1.138 “Marketing Authorization” means, collectively, all Regulatory Approvals (including any pricing and reimbursement approvals) from the relevant Regulatory Authority necessary to initiate marketing and selling a Licensed Product in any country or jurisdiction.

1.139 “Material and Information Transfer” has the meaning set forth in Section 5.1.1.

1.140 “Materials” means all biological materials, chemical compounds and other materials (i) provided by or on behalf of a Party to the other Party for use by or on behalf of the other Party to conduct activities pursuant to this Agreement.

1.141 “Materials Provider” has the meaning set forth in Section 4.13.

1.142 “Materials Receiver” has the meaning set forth in Section 4.13.

1.143 “Milestone Event” or “Milestone Events” means, individually or collectively, as the case may be, the Research Collaboration Milestone Events, Development and Regulatory Milestone Events and Commercial Milestone Events.

1.144 “Milestone Payment” or “Milestone Payments” means, individually or collectively, as the case may be, the Research Collaboration Milestone Payments, Development and Regulatory Milestone Payments and Commercial Milestone Payments.

1.145 “Mixed Patent” has the meaning set forth in Section 9.5.4.

1.146 “Net Sales” means:

1.146.1 with respect to a particular Licensed Product, the gross amount invoiced by or on behalf of Lilly, its Affiliates, or any of its or their Sublicensees or Excluded Sublicensees, to Third Parties (excluding any Sublicensee or Excluded Sublicensees that is not an end-user of such Licensed Product) for such Licensed Product in the Territory, less the following items consistent with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) consistently applied:

[***].

1.147 “New Technology” has the meaning set forth in Section 15.5.

1.148 “Notices and Consents” has the meaning set forth in Section 12.6.

1.149 “Offering” has the meaning set forth in Section 10.2.9.

1.150 “Out-of-Pocket Costs” means costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with U.S. GAAP consistently applied) directly incurred in the conduct of any applicable activities under this Agreement, including costs for independent contractors engaged as permitted under this Agreement; [***].

1.151 “Party” and “Parties” has the meaning set forth in the Preamble.

1.152 “Party Specific Regulations” has the meaning set forth in Section 10.5.3.

1.153 “Patent Challenge” has the meaning set forth in Section 13.3.

1.154 “Patents” means: (a) patent applications (including provisional patent applications, priority applications and rights to claim priority from any of the patents or patent applications), issued patents, utility models and designs, (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing, and (c) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including any patent term extensions, supplementary protection certificates, pediatric exclusivities, or the equivalent thereof.

1.155 “Payment” has the meaning set forth in Section 8.8.2.

1.156 “Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

1.157 “Personal Information” has the meaning set forth in Section 12.6.

1.158 “Phase I Clinical Trial” means a clinical trial of a Licensed Product that satisfies the requirements of 21 C.F.R. § 312.21(a) (or the non-United States equivalent thereof).

1.159 “Phase II Clinical Trial” means a clinical trial of a Licensed Product that satisfies the requirements of 21 C.F.R. § 312.21(b) (or the non-United States equivalent thereof).

1.160 “Phase III Clinical Trial” means a clinical trial of a Licensed Product that satisfies the requirements of 21 C.F.R. § 312.21(c) (or the non-United States equivalent thereof).

1.161 “Pre-Clinical Development” means, with respect to a compound or product, any and all Development activities conducted prior to the Initiation of the first Phase I Clinical Trial with respect to such compound or product, including, [***].

1.162 “Product Patents” means all Patents owned or controlled (including Controlled) by Lilly, including Patents within the Licensed IP, that Cover the Licensed Compound or Licensed Product, or its or their Exploitation, including formulation, manufacture, sale, offer for sale, or use. [***].

1.163 “Program Transfer Agreement” has the meaning set forth in Section 13.7.5(g).

1.164 “Project Manager” has the meaning set forth in Section 2.1.

1.165 “Proposed Target” has the meaning set forth in Section 3.3.2.

1.166 “Prosecute and Maintain” or “Prosecution and Maintenance” with respect to a particular Patent, means all activities associated with the preparation, filing, prosecution and maintenance of such Patent, together with the conduct of interferences, derivation proceedings, inter partes review and post-grant review, the defense of oppositions and other similar proceedings with respect to that Patent, including any activities associated with claims, including as a counterclaim or declaratory judgment action, of unpatentability, invalidity or unenforceability of such Patent that are brought by a Third Party in connection with an Infringement under Section 9.6.

1.167 “Provided Materials” has the meaning set forth in Section 4.13.

1.168 “Radioligand Product” means any diagnostic or therapeutic product that contains or comprises a radioactive isotope.

1.169 “Receiving Party” has the meaning set forth in Section 12.1.2.

1.170 “Region” each of [***].

1.171 “Registrational Trial” means, [***].

1.172 “Regulatory Approvals” means, collectively, any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations, permits, notifications, and authorizations (including Marketing Authorizations and labeling authorizations) or waivers of any Regulatory Authority that are necessary for the Exploitation of a pharmaceutical product (including any Licensed Compound or Licensed Product) in any country or jurisdiction, as applicable.

1.173 “Regulatory Authority” means any Governmental Authority that has responsibility in its applicable jurisdiction over Exploitation of pharmaceutical products (including any Licensed Compound or Licensed Product) in a given jurisdiction. For countries where governmental approval is required for pricing or reimbursement for a pharmaceutical product (including any Licensed Product) to be reimbursed by national health insurance (or its local equivalent), Regulatory Authority includes any Governmental Authority whose review or approval of pricing or reimbursement of such product is required.

1.174 “Regulatory Exclusivity” means, with respect to each Licensed Product in any country in the Territory, a period of exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that confers exclusive marketing rights with respect to such Licensed Product in such country, such as [***].

1.175 “Regulatory Filings” means, collectively, any and all applications, filings, submissions, approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations, permits, notifications, and authorizations (including Marketing Authorizations and other Regulatory Approvals) or waivers with respect to the Exploitation of a pharmaceutical product (including any Licensed Product) made to or received from any Regulatory Authority in a given country, including INDs.

1.176 “Replacement Collaboration Target” has the meaning set forth in Section 3.4.

1.177 “Replacement Collaboration Target Nomination Fee” has the meaning set forth in Section 3.4.

1.178 “Replacement Right Term” means, with respect to an Initial Collaboration Target, the period commencing on the applicable Target Nomination Date and ending on [***].

1.179 “Research” means, with respect to a Licensed Compound or Licensed Product, or other product or therapy, any and all activities directed to researching, analyzing, testing, compound optimization, or related activities. “Researching” means to engage in Research.

1.180 “Research Budget” has the meaning set forth in Section 4.4.1.

1.181 “Research Collaboration Milestone Event” has the meaning set forth in Section 8.3.1.

1.182 “Research Collaboration Milestone Payment” has the meaning set forth in Section 8.3.1.

1.183 “Research Plan” has the meaning set forth in Section 4.4.1.

1.184 “Research Program” has the meaning set forth in Section 4.1.

1.185 “Research Term” has the meaning set forth in Section 4.3.

1.186 “Research Term Commencement Date” has the meaning set forth in Section 4.3.

1.187 “Restricted Person” has the meaning set forth in Section 10.5.7.

1.188 “Reversion License” has the meaning set forth in Section 13.7.5(a).

1.189 “Reversion Product” has the meaning set forth in Section 13.7.5(a).

1.190 “Royalty” has the meaning set forth in Section 8.4.2.

1.191 “Royalty Term” has the meaning set forth in Section 8.4.1.

1.192 “Sanctioned Territory” has the meaning set forth in Section 10.5.7.

1.193 “Sole Inventions” has the meaning set forth in Section 9.1.

1.194 “Sublicensee” means a Third Party that is granted a license or sublicense to Exploit Licensed Products in the Field in the Territory, excluding [***].

1.195 “Target” means [***].

1.196 “Target Nomination Date” means, with respect to an Initial Collaboration Target, the date on which Lilly designates such Target as a Collaboration Target in accordance with Section 3.2.

1.197 “Term” has the meaning set forth in Section 13.1.

1.198 “Terminated Target” means any Collaboration Target that becomes a “Terminated Target” in accordance with the terms of this Agreement. For clarity, once a Collaboration Target becomes a “Terminated Target,” it shall no longer be a Collaboration Target for purposes of this Agreement.

1.199 “Territory” means worldwide.

1.200 “Therapeutic Product” means any Licensed Product that is not a Diagnostic Product.

1.201 “Third Party” means any Person other than Lilly or Aktis (or their respective Affiliates).

1.202 “TPP Criteria” means, with respect to a Collaboration Target and a Licensed Compound, the target product profile for advancement of the applicable Licensed Compound to IND Candidate selection specified by Lilly in writing in the Research Plan following consultation with Aktis and approval by the JRC in accordance with Section 2.5.

1.203 “U.S.” means the United States of America and its territories and possessions.

1.204 “UPC Opt-In” means, with respect to a Patent that has previously been opted out of the exclusive competence of the Unified Patent Court pursuant to Article 83(3) of the Agreement on a Unified Patent Court ((2013/C 175/01), 20.6.2013, OJEU 175/1), withdrawing the UPC Out-Out of such Patent pursuant to Article 83(4) of the Agreement on a Unified Patent Court.

1.205 “UPC Opt-Out” means, with respect to a Patent, opting such Patent out of the exclusive competence of the Unified Patent Court pursuant to Article 83(3) of the Agreement on a Unified Patent Court ((2013/C 175/01), 20.6.2013, OJEU 175/1).

1.206 “U.S. GAAP” has the meaning set forth in Section 1.146.

1.207 “Valid Claim” means [***].

ARTICLE 2

GOVERNANCE

2.1 Alliance Managers and Project Managers. No later than [***] following the Effective Date, each Party shall appoint (a) one (1) individual of such Party (each, an “Alliance Manager”) who will ensure clear and responsive communication between the Parties, facilitate alliance governance meetings, and serve as the primary point of contact for any issues arising under this Agreement and (b) one (1) individual of such Party (each, a “Project Manager”) who will serve as the primary day-to-day point of contact for the Parties to exchange information and coordinate activities under this Agreement. A Party’s Alliance Manager may be the same individual as a Party’s Project Manager; provided that neither Party’s Alliance Manager nor Project Manager may concurrently serve as a member of the JRC. Either Party may change its Alliance Manager or Project Manager upon prior written notice to the other Party.

2.2 Joint Research Committee. No later than [***] after the Effective Date, the Parties shall the Parties shall establish a joint research committee (the “JRC”), which will oversee and manage the collaboration between the Parties under this Agreement and with respect to each Research Program. The JRC shall comprise [***] members designated as representatives from each Party, or such other number as the Parties mutually agree, provided that the JRC shall at all times comprise an equal number of representatives from each Party. The JRC may establish subcommittees, as it deems necessary or appropriate from time to time, to further the purposes of this Agreement. Each Party may change its representatives to the JRC, in its sole discretion, effective upon written notice to the other Party designating such change. The representatives from each Party shall be employees of such Party, who are bound by customary agreements of confidentiality and assignment of invention, the terms of which are consistent with the terms of this Agreement and the satisfaction of such Party’s obligations hereunder. The representatives of each Party shall have appropriate levels of seniority, decision-making authority, technical credentials, experience and knowledge pertaining to, and ongoing familiarity with, the Research and applicable Research Programs. One of the representatives from each Party on the JRC shall be designated as a co-chair of the JRC (each, a “JRC Co-Chair”). A JRC Co-Chair shall not have any extra or additional vote at the JRC.

2.3 Function and Powers of the JRC. The JRC will:

[***].

2.4 Meetings. The JRC will meet [***] or at another frequency agreed by the Parties for so long as the JRC remains in effect. The JRC may conduct such meetings by telephone, videoconference, or in person. Each JRC Co-Chair may call special meetings of the JRC with at least [***] prior written notice, or a shorter time period in exigent circumstances, to resolve particular matters requested by a Party that are within the purview of the JRC. Meetings of the JRC are effective only if at least one representative of each Party participates in such meeting. Each Alliance Manager and Project Manager shall be permitted to attend meetings of the JRC, and any JRC subcommittee, as a non-voting observer. Each Party may invite a reasonable number of other participants, in addition to its representatives, to attend JRC meetings in a non-voting capacity; provided, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall obtain prior written consent from the other Party’s JRC Co-Chair. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement. Each Party is responsible for its own expenses incurred in connection with participating in and attending all such meetings. The JRC Co-Chairs will be responsible for calling meetings of the JRC. The JRC Co-Chairs will be responsible for circulating agendas, drafting and distributing minutes of JRC meetings, and performing administrative tasks required to assure efficient operation of the JRC, all of which tasks a JRC Co-Chair may delegate to her respective Party’s Alliance Manager. The minutes of each JRC meeting shall record in writing all decisions made, action items assigned or completed and other appropriate matters. The JRC Co-Chairs shall alternate responsibility for preparation of such meeting minutes and shall send draft meeting minutes to all members of the JRC promptly after a meeting for review. Such minutes shall be effective only after such minutes have been approved by both JRC Co-Chairs in writing. Definitive minutes of all JRC meetings shall be finalized no later than [***] after the meeting to which the minutes pertain, subject to the dispute resolution process with respect to a JRC Dispute set forth in Section 2.5. The Parties acknowledge and agree that, notwithstanding the requirements of this Section 2.4 for the JRC to meet [***], the Parties shall communicate and meet (as appropriate, including via the Project Managers) on a more informal basis as needed to discuss the progress of the Research Programs.

2.5 JRC Decisions. The JRC will make decisions by [***]. If after good faith attempts to amicably resolve any disagreement, the JRC cannot reach consensus or a dispute arises within its authority that cannot be resolved within the JRC (each, a “JRC Dispute”), then either Party may refer such JRC Dispute to the Executive Officers for resolution. If the Executive Officers cannot reach a consensus agreement with respect to a JRC Dispute within [***] after attempted resolution by the Executive Officers, then the Parties shall resolve such JRC Dispute as follows:

[***].

2.6 Authority. The Alliance Managers, the Project Mangers, the JRC, the JRC Co-Chairs, and each subcommittee of the JRC have only the powers assigned expressly to them in this Article 2 and elsewhere in this Agreement (or in the case of JRC subcommittees, as expressly assigned to them by the JRC within the purview of the JRC). Each Party retains the rights, powers, and discretion granted to it under this Agreement and neither Party may delegate or vest such rights, powers, or discretion in the Alliance Managers, the Project Managers, the JRC, the JRC Co-Chairs, or any JRC subcommittee, unless expressly provided for in this Agreement or the Parties expressly so agree in writing. The JRC shall not have the power to amend, waive or modify any term of this Agreement, and no decision of the JRC may be in contravention of any terms and conditions of this Agreement, including provisions where mutual agreement by the Parties is expressly required. It is understood and agreed that issues to be formally decided by the JRC are limited to those specific issues that are expressly provided in this Agreement to be decided by the JRC.

2.7 Discontinuation of JRC. The JRC will remain in effect on a Research Program-by-Research Program basis until the date that is [***] following the expiration or termination of the Research Term for such Research Program and will disband entirely following the expiry of such [***] period in connection with the final Research Program. Upon disbandment of the JRC (a) neither the JRC, the Alliance Mangers nor the Project Managers shall have further responsibilities for the applicable Research Program (if the disbandment is on a Research Program-by-Research Program basis) or under this Agreement (if the disbandment is in its entirety) and (b) as between the Parties, Lilly shall have the sole control over the further Exploitation of the Licensed Compounds and Licensed Products, including any matters previously allocated to the JRC.

ARTICLE 3

COLLABORATION TARGETS

3.1 General. Subject to the gatekeeping process set forth in Section 3.3 to ensure a Target proposed by Lilly is available to be a Collaboration Target, Lilly may designate up to [***] Initial Collaboration Targets and replace the Initial Collaboration Targets with Replacement Collaboration Targets, in each case, subject to and in accordance with this Article 3.

3.2 Initial Collaboration Targets. Lilly may designate up to [***] initial Collaboration Targets (such Targets, the “Initial Collaboration Targets”). [***]. Lilly shall forfeit the right to nominate an Initial Collaboration Target (and to replace such Initial Collaboration Target) if such nomination is not made within the time period set forth in the immediately preceding sentence, unless the foregoing time periods are extended by mutual written agreement of the Parties.

3.3 Gatekeeper Process.

3.3.1 Gatekeeper. Promptly following the Effective Date, the Parties shall jointly engage an independent attorney mutually acceptable to the Parties to serve as a gatekeeper (the “Gatekeeper”) through which Aktis may identify Excluded Targets and Lilly may inquire as to whether any Target that Lilly would like to designate as a Collaboration Target (whether as an Initial Collaboration Target pursuant to Section 3.2, or a Replacement Collaboration Target pursuant to Section 3.4) is an Excluded Target at such time. Aktis and Lilly shall cause the Gatekeeper to enter into a customary confidentiality agreement that includes confidentiality obligations at least as stringent as the provisions set forth in Article 12 and that prohibits the Gatekeeper from disclosing to Aktis any Confidential Information of Lilly, including the identity of a Target that is or was the subject of any inquiry by Lilly, and from disclosing to Lilly any Confidential Information of Aktis other than whether a Target proposed by Lilly is available as a Collaboration Target. The initial Gatekeeper will be [***], whom the Parties have acknowledged and agreed is independent.

3.3.2 Gatekeeper Procedures.

(a) Commencing on the Effective Date and in accordance with the applicable timeframe set forth in Section 3.2, and ending upon the expiry of the last-to-expire Replacement Right Term as set forth in Section 3.4, Lilly may, at its discretion, propose Targets for collaboration hereunder (each a “Proposed Target”) from time to time to the Gatekeeper, [***]. Upon receipt of an inquiry, the Gatekeeper shall notify Aktis as soon as practicable of such inquiry by Lilly without disclosing the identity of the Proposed Targets, after which Aktis will have [***] to provide the Gatekeeper with the current list of Excluded Targets. Within [***] of receipt of the updated list of Excluded Targets from Aktis, the Gatekeeper shall compare the Proposed Target(s) against the Excluded Target list provided by Aktis and inform Lilly in writing whether the Proposed Target(s) is or is not an Excluded Target.

(b) If the Gatekeeper confirms that a Proposed Target is not an Excluded Target (each, an “Available Proposed Target”), then, within [***] of Lilly’s receipt of such confirmation, (i) Lilly shall provide written notice to Aktis specifying the following (such notice, the “Available Proposed Target Nomination Notice”): (1) the identity of the Available Proposed Target (if not already disclosed to Aktis by Lilly), (2) whether Lilly desires such Proposed Target be an Initial Collaboration Target or Replacement Collaboration Target and (3) if Lilly desires such Available Proposed Target to be a Replacement Collaboration Target, the identity of the Collaboration Target Lilly desires to replace, and (ii) such Available Proposed Target shall be deemed an Initial Collaboration Target or a Replacement Collaboration Target, as applicable. For clarity, Lilly’s selection of an Available Proposed Target as an Initial Collaboration Target or Replacement Collaboration Target is subject to the terms and conditions of Section 3.2 or Section 3.4, respectively.

(c) If the Gatekeeper confirms that a Proposed Target is an Excluded Target, (i) the Proposed Target shall not become a Collaboration Target under this Agreement, (ii) Lilly shall not forfeit its rights to nominate an Initial Collaboration Target or Replacement Collaboration Target and, at Lilly’s discretion, Lilly shall have the right to propose additional Proposed Targets by going through the process set forth in this Section 3.3 again; and (iii) for Proposed Targets nominated to be a Replacement Collaboration Target, the Collaboration Target that Lilly wished to replace shall continue until the end of its Research Term unless subsequently replaced.

(d) [***].

3.4 Replacement Collaboration Targets. On an Initial Collaboration Target-by-Initial Collaboration Target basis, during the Replacement Right Term for a given Initial Collaboration Target, Lilly shall have [***], to replace such Initial Collaboration Target with an Available Proposed Target (each, a “Replacement Collaboration Target”). [***] for each Replacement Collaboration Target in accordance with Section 8.2.

ARTICLE 4

RESEARCH AND PRE-CLINICAL DEVELOPMENT

4.1 Overview and Responsibilities. During the Research Term for each Collaboration Target, Aktis and Lilly shall collaborate on Research and Pre-Clinical Development of Licensed Compounds Directed To such Collaboration Target, in each case leveraging the Aktis Platform (each, a “Research Program”). Each Research Program will be conducted in accordance with the applicable Research Plan for such Research Program. During the Research Term for each Collaboration Target, each Party shall lead and be primarily responsible for all activities assigned to such Party in the applicable Research Plan for such Research Program. Except as otherwise mutually agreed by the Parties, as of the Effective Date, each Party’s expected roles and responsibilities in connection with each Research Program are set forth on Exhibit 4.1.

4.2 Diligence Efforts; Research Plan Costs.

4.2.1 Research Plan Diligence. Each Party shall, in a good scientific manner and in compliance with Applicable Law, and applicable GLPs, execute and perform, or cause to be performed, the Research, Pre-Clinical Development, and other activities assigned to it in each Research Plan, in each case, using its Commercially Reasonable Efforts to achieve the desired outcome for such activities, including, in the case of Aktis, using Commercially Reasonable Efforts to discover, develop and transfer to Lilly, Licensed Compounds satisfying the TPP Criteria.

4.2.2 Research Plan Costs.

(a) Notwithstanding Section 4.2.1, on a Research Plan-by-Research Plan basis, Aktis shall not be required to perform, or cause to be performed, any activities under a Research Plan to the extent such performance would cause Aktis to incur [***] (such amount, on a per Research Plan basis, “Development Cost Cap”); provided, that after incurring costs in connection with performing activities under a given Research Plan up to the Development Cost Cap, upon Lilly’s written request, Aktis shall continue to perform, or cause to be performed, activities under such Research Plan, subject to Section 4.2.2(b). Aktis shall notify Lilly [***].

(b) Subject to the remainder of this Section 4.2.2, Lilly shall reimburse Aktis for the reasonable and documented Out-of-Pocket Costs and FTE Costs that Aktis actually incurs in excess of the Development Cost Cap (such excess costs, “Excess Development Costs”) and that are within the applicable Research Budget in the performance of activities assigned to Aktis under an applicable Research Plan. Aktis shall calculate and maintain records in Aktis’ then-current accounting systems of FTE Costs (on an employee allocation basis) and Out-of-Pocket Costs incurred with respect to the Research Plan [***], unless otherwise agreed by the Parties in writing. Aktis shall notify Lilly [***] and the Parties shall discuss the matter at the JRC.

(c) Within [***] after the end of each Calendar Quarter during which Aktis incurs any costs for which Lilly is responsible under Section 4.2.2(b), Aktis shall provide Lilly an invoice setting forth the Excess Development Costs incurred by or on behalf of Aktis during such Calendar Quarter, along with a summary report of such Excess Development Costs, which report shall specify in reasonable detail all amounts included in the Excess Development Costs during such Calendar Quarter, including FTE Costs and Out-of-Pocket Costs [***], unless otherwise agreed by the Parties in writing. Upon Lilly’s request, Aktis shall provide copies of any invoices or other supporting documentation for any payment (or series of payments) to a Third Party that exceeds [***]. Lilly shall reimburse Aktis for all undisputed Excess Development Costs set forth in the applicable invoice within [***] after Lilly’s receipt thereof; provided, that if Lilly disputes any portion of such invoice, it shall pay Aktis the undisputed Excess Development Costs and shall provide Aktis with written notice of the disputed portion and its reasons therefor, and Lilly shall not be obligated to pay such disputed portion unless and until such dispute is resolved in Aktis’s favor. The Parties shall use good faith efforts to resolve any such disputes promptly. Section 8.6.2 shall apply mutatis mutandis to Aktis’s records pertaining to its FTE Costs and Out-of-Pocket Costs incurred with respect to the Research Plan, with Lilly being entitled to undertake the audit of Aktis and with any remedies accordingly flowing to Lilly.

4.3 Research Term. Each Research Program for a given Collaboration Target will be conducted for a period commencing on the date on which a Target becomes a Collaboration Target in accordance with Article 3 (each, a “Research Term Commencement Date”), and continuing until the earliest to occur of: [***] (each such period, the “Research Term”).

4.4 Research Plans.

4.4.1 Content. The Parties shall conduct each Research Program for a given Collaboration Target pursuant to a JRC-approved comprehensive written research plan (each, a “Research Plan”) that sets forth, for each Research Program: [***] (the “Research Budget”). Each Research Plan will include activities designed to accomplish the following: discovery, selection and optimization of Licensed Compounds; selection of one or more Lead Candidates; and selection of an IND Candidate; in each case, in a manner consistent with Exhibit 4.1.

4.4.2 Approval. Each Research Plan for each Initial Collaboration Target and any Replacement Collaboration Target shall be prepared by Aktis and presented to the JRC no later than [***] after the date on which the applicable Target has been designated as a Collaboration Target in accordance with Article 3. Each such Research Plan shall be reviewed by the JRC and each Party’s JRC representatives may propose, acting in good faith, reasonable comments to each such Research Plan. Each Party’s representatives shall not unreasonably object to addressing the other Party’s reasonable comments to the Research Plan. Each Research Plan must be approved by the JRC (following any applicable adjustments) no later than [***] after the date on which Aktis presents to the JRC an applicable Research Plan; provided that, the JRC shall [***] after the date on which Aktis presents the initial Research Plan to the JRC to approve such initial Research Plan.

4.4.3 Amendments. The JRC shall regularly review the Research Plans (including the coordination of the activities across Research Programs and to account for the number of active Research Plans at any given time) and the progress of activities being conducted under the Research Plans, in no event less frequently than [***]. Either Party, acting in good faith, may propose amendments to the Research Plan for a particular Research Program, which amendments shall be reviewed by the JRC. Such amendments will be effective upon JRC approval and subject to the decision making process set forth in Section 2.5.

4.5 Candidate Selections.

4.5.1 Lead Candidate Selection. Aktis shall provide a written report to the JRC when it in good faith believes that a Licensed Compound has achieved the applicable Lead Candidate Criteria. Thereafter, Aktis shall provide promptly to the JRC all data and information in Aktis’ possession and control in support thereof that is [***] for the JRC to confirm that such Licensed Compound has achieved the applicable Lead Candidate Criteria. Aktis shall provide promptly to the JRC any supplementary data or information in Aktis’ possession and control as may be requested by either of the JRC Co-Chairs. The JRC shall [***] discuss and evaluate such report and such data and information to determine whether or not the Licensed Compound has achieved the applicable Lead Candidate Criteria. In the event that the JRC determines that a Licensed Compound has achieved the Lead Candidate Criteria, then (a) such event shall be recorded in the minutes of the JRC, (b) such Licensed Compound shall be deemed a Lead Candidate and (c) Lilly shall pay the Research Collaboration Milestone Payment corresponding to the Lead Candidate Milestone in accordance with Section 8.3.1.

4.5.2 Development Candidate Selection. Aktis shall provide a written report to the JRC when it in good faith believes that a Licensed Compound has achieved the applicable Development Candidate Criteria. Thereafter, Aktis shall provide promptly to the JRC all data and information in Aktis’ possession and control in support thereof that is [***] for the JRC to confirm that such Licensed Compound has achieved the applicable Development Nomination Criteria. Aktis shall provide promptly to the JRC any supplementary data or information in Aktis’ possession and control as may be requested by either of the JRC Co-Chairs. The JRC shall [***] discuss and evaluate such report and such data and information to determine whether or not the Licensed Compound has achieved the applicable Development Candidate Criteria. In the event that the JRC determines that a Licensed Compound has achieved the Development Candidate Criteria, then (a) such event shall be recorded in the minutes of the JRC and (b) such Licensed Compound shall be deemed a Development Candidate.

4.5.3 IND Candidate Selection. Aktis shall provide a written report to the JRC when it in good faith believes that a Licensed Compound has achieved the applicable TPP Criteria. Thereafter, Aktis shall provide promptly to the JRC all data and information in Aktis’ possession and control in support thereof that is [***] for the JRC to confirm that such Licensed Compound has achieved the applicable TPP Criteria. Aktis shall provide promptly to the JRC any supplementary data or information in Aktis’ possession and control as may be requested by either of the JRC Co-Chairs The JRC shall [***] discuss and evaluate such report and such data and information to determine whether or not the Licensed Compound has achieved the applicable TPP Criteria. In the event that the JRC determines that a Licensed Compound has achieved the TPP Criteria, then (a) such event shall be recorded in the minutes of the JRC and (b) such Licensed Compound shall be deemed an IND Candidate. Notwithstanding the foregoing, on a Research Program-by-Research Program basis, should Lilly take over the performance of a Research Plan in its entirety pursuant to Section 4.6, and the JRC has been disbanded pursuant to Section 2.7, Lilly shall [***] notify Aktis in writing upon a Licensed Compound becoming an IND Candidate with respect to such Research Program, which notice shall include the date on which such Licensed Compound became an IND Candidate hereunder.

4.6 Licensed Decoys. If during the applicable Research Term or, if such Research Term has not expired pursuant to Section 4.3(b) or Section 4.3(d), [***], the Parties determine that one or more Decoys [***] to enable the clinical development of a Licensed Compound, then the Parties shall negotiate in good faith to enter into a separate agreement related to the Development and Commercialization of one of more Licensed Decoys in accordance with the terms set forth on Exhibit 4.6. [***].

4.7 Lilly Performance. After a Licensed Compound is deemed a Development Candidate in accordance with Section 4.5.2, Lilly will have the right, upon [***] written notice to Aktis, to take over the conduct of [***] activities that were previously assigned to Aktis in a given Research Plan for such Development Candidate, outside the scope of the JRC and at Lilly’s own cost and expense. [***]. If Lilly takes over the performance of any Aktis activities pursuant to this Section 4.7 such activities previously assigned to Aktis shall be deemed assigned to Lilly. Notwithstanding Lilly taking over such activities, it shall remain responsible for [***] milestones and royalties with respect to Licensed Compounds and Licensed Products as provided for in this Agreement.

4.8 Imaging and Dosimetry Assessment. If Aktis performs any Imaging and Dosimetry Assessment, then it shall be responsible for submitting any Regulatory Filings, as required, with respect thereto to applicable Regulatory Authorities and interacting with such Regulatory Authorities; [***]. Aktis shall ensure that (a) all applicable agreements required under Applicable Law will be obtained from subjects of any Imaging and Dosimetry Assessments for performing such Imaging and Dosimetry Assessments, and (b) any written agreement pursuant to which Aktis obtains Control of data resulting from any Imaging and Dosimetry Assessments permits the use, disclosure, sharing among the Parties, and processing of commercialization data, development data, regulatory data, safety data, product complaint data, and any other data resulting from such Imaging and Dosimetry Assessment, including such that may contain personal information of individuals; [***]. At Lilly’s reasonable request, the Parties shall cooperate to enter into any necessary joint controller agreements or controller-processor agreements with respect to such personal information as necessary to comply with Applicable Law.

4.9 Records. Subject to the terms of this Agreement, including Article 9 and Article 12, each Party shall maintain, or cause to be maintained, during the Research Term, complete and accurate records of the data and results generated by or on behalf of such Party in connection with each Research Program, in sufficient detail and in a good scientific manner, compliant with GRPs, GLPs and appropriate for scientific, Patent, and regulatory purposes, which records will reasonably reflect all work performed by or on behalf of such Party under the Research Plan for each Research Program. During the period that records are required to be maintained pursuant to this Section 4.9, Lilly shall have the right to review and copy, upon reasonable notice, during normal business hours, and at Lilly’s sole expense, any records referred to in this Section 4.9 as may be necessary to conduct a compliance audit; provided that such records may be redacted to protect information that is [***].

4.10 Reports and Data Package. Aktis shall provide [***] reports to the JRC setting forth a summary of the data and results generated by or on behalf of Aktis under the Research Plan for each Research Program during the applicable Research Term, including data and results generated by or on behalf of Aktis in the performance of the Research and Pre-Clinical Development for such Research Program under this Agreement and a description of any materials, including deliverables set forth in the applicable Research Plan, transferred by Aktis to Lilly. Aktis shall include in each such [***] report notice of any Licensed Compounds discovered, generated, conceived or developed by or on behalf of Aktis or any of its Affiliates during the applicable Research Term with respect to a Collaboration Target, whether or not under the applicable Research Plan for a Research Program, and not included in a prior such [***] report. Aktis shall provide promptly to the JRC any supplementary data or information in Aktis’ possession and control as may be requested by Lilly as [***] for the JRC to carry out its duties and obligations hereunder. In no case shall Aktis be required to transfer any results, data or other Know-How relating to the Aktis Platform and not relating to a Licensed Compound or Licensed Product. Lilly shall provide to Aktis, through the JRC, the data and results specified to be provided by Lilly to Aktis under the applicable Research Plan.

4.11 Research Costs. Subject to Section 4.2.2(a), Aktis shall be solely responsible for all costs incurred in its performance of Research and Pre-Clinical Development activities pursuant to each applicable Research Plan, and Lilly shall be solely responsible for all costs incurred in its performance of Research and Pre-Clinical Development activities pursuant to each applicable Research Plan.

4.12 Subcontracting. Lilly and Aktis ([***]) may each engage their respective Affiliates or Third Party subcontractors (including contract research organizations and contract manufacturing organizations) to perform such portions of their respective obligations under each Research Plan. The activities of any such Third Party subcontractors will be considered activities of such subcontracting Party under this Agreement and under the applicable Research Plan. The subcontracting Party shall ensure compliance by such Third Party subcontractors with the terms of this Agreement, including the applicable Research Plan. The subcontracting Party shall ensure, prior to engaging any Third Party subcontractor, that such Third Party subcontractor is subject to written agreements containing terms and conditions that: (a) protect the rights of the Parties under this Agreement, including by imposing obligations of confidentiality on each such Third Party subcontractor that are no less stringent than the obligations of confidentiality on each Party under this Agreement; (b) do not under any circumstance impose any payment obligations or liability on the non-subcontracting Party; and (c) are otherwise consistent with the terms of this Agreement, including Article 6.

4.13 Materials. In connection with each Research Plan, and subject to the timing and further terms specified in such Research Plan, either Party or its Affiliates (the “Materials Provider”) may need to transfer certain Materials owned or Controlled by such Party or its Affiliates to the other Party or its Affiliates (the “Materials Receiver”, and such Materials, “Provided Materials”). In each such case, the Parties will mutually agree on the terms of such material transfer. Any such Provided Materials shall be accompanied by a materials transfer record substantially in the form of Exhibit 4.13 and a safety data sheet to the extent one is available and relevant to the subject Provided Materials. In the event of such transfer, unless otherwise agreed in writing, the Materials Provider shall be responsible for obtaining all necessary approvals or filings as required under Applicable Laws for the exportation and provision of any Provided Materials to the Materials Receiver for use in accordance with the applicable Research Plan, and the Materials Receiver shall be responsible for obtaining all necessary approvals or filings as required under Applicable Laws for their importation and use by the Materials Receiver. Other than as expressly provided under this Agreement and under the applicable Research Plan, Lilly does not grant to Aktis or its Affiliates any rights or licenses in or to Lilly’s Provided Materials and Aktis does not grant to Lilly or its Affiliates any rights or licenses in or to Aktis’ Provided Materials. Following the end of the applicable Research Term or termination of this Agreement either in its entirety or as to a particular Collaboration Target, Licensed Compound or Licensed Product, the Materials Receiver must destroy (except to the extent required under Applicable Law) any and all records, copies and other tangible embodiments of Provided Materials specific to the corresponding Research Plan and still in its possession, and shall certify such destruction to the Materials Provider in a written notice within [***] of the end of such applicable Research Term, excluding, for clarity, any Provided Materials in the possession, custody or control of Lilly that incorporate or embody the Licensed Compounds or Licensed Products.

4.14 Certain Standards Applicable to Work. All Research and Pre-Clinical Development conducted by either Party for non-regulated work under this Agreement will be conducted in accordance with the Research Plan(s), Eli Lilly and Company Good Research Practices, Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers and all Applicable Laws, including those regarding data privacy and data security laws and regulations. For purposes of this Agreement, “Eli Lilly and Company Good Research Practices” means the compiled set of shared research quality standards defining how Lilly’s research laboratories conduct good science for non-regulated work as set forth in Exhibit 4.14- Part A. For purposes of this Agreement, “Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers” means the guidelines relating to animal care and use for research done on behalf of Lilly as set forth in Exhibit 4.14- Part B. [***].

4.15 Health and Safety. Each Party shall be solely responsible for the safety and health of its employees, consultants, contractors, and visitors, and for compliance with all Applicable Laws related to health, safety and the environment, including providing its employees, consultants, contractors and visitors with all required information and training concerning any potential hazards involved in performing such activities and any precautionary measures to protect them from any such hazards. Each Party shall train its personnel assigned to perform activities under this Agreement to ensure compliance with the any Research Plans and ensure that any personnel so assigned shall be capable of professionally and competently performing the activities assigned to such Party in any Research Plans.

4.16 Audit Rights. On a Research Program-by-Research Program basis, Lilly shall have the right, during the applicable Research Term, to arrange with Aktis for Lilly’s employees, consultants and contractors involved in activities related to the Exploitation or Licensed Compounds and Licensed Products as contemplated by this Agreement to visit the offices and laboratories of Aktis and any of its Third Party subcontractors (to the extent such subcontractors perform activities under a Research Plan that are required to be GLP compliant, or compliant with the requirements set forth in Section 4.14) during normal business hours and upon reasonable advance written notice, and to discuss the Research Plan(s), activities relating thereto, and the results thereof in detail with Aktis’ technical employees, consultants and contractors. Additionally, Lilly and its representatives may conduct compliance audits of Aktis or Aktis’ Affiliates and such Third Party subcontractors (to the extent such subcontractors perform activities under a Research

Plan that are required to be GLP compliant, or compliant with the requirements set forth in Section 4.14) and their respective facilities, engaged in activities related to the Research Plan that are required to be GLP-compliant, or compliant with the requirements set forth in Section 4.14, to ensure compliance with applicable GLP or GRP requirements; provided that Lilly shall (a) provide written notice of at least [***] with respect to such audits and (b) conduct such audits during normal business hours, using reasonable efforts to not unreasonably interfere with Aktis’ or its applicable Affiliates’ or Third Party subcontractors’ operations. Each of the audits permitted under this Section 4.16 shall occur no more frequently than [***] and no more than once with respect to any period so reviewed; [***]. All audits under this Section 4.16 will be of scale, scope and duration reasonable for the circumstances, provided that Lilly shall be responsible for its costs associated with such audits and shall reimburse Aktis for all of Aktis’ reasonable and documented out-of-pocket costs incurred to comply with this Section 4.16, [***].

4.17 Inspections by Governmental Authority. On a Research Program-by-Research Program basis, Aktis shall promptly notify Lilly if (a) during the applicable Research Term or within [***] thereafter, any Governmental Authority or Regulatory Authority conducts or gives notice to Aktis of its intent to conduct an inspection (other than a routine health or safety inspection), investigation, or audit at any facility in [***] or (b) during the applicable Research Term or thereafter, any Governmental Authority or Regulatory Authority conducts or gives notice to Aktis of its intent to take any other regulatory action [***]. Lilly shall have the right to consult with and offer reasonable guidance to Aktis concerning the manner in which Aktis fulfills its obligations to permit such inspection or audit by any such Governmental Authority or Regulatory Authority, and to be present at such inspections as a silent observer and to review in advance responses given to such Governmental Authority or Regulatory Authority by Aktis, in each case, to the extent not prohibited by Applicable Law, subject to any applicable confidentiality obligations of Aktis to any Third Party and subject to Aktis’ right not to disclose to Lilly [***]. Aktis agrees to promptly inform Lilly of the issuance of any FDA Form 483 or any equivalent regulatory action by any other Regulatory Authority concerning any aspect of a Research Program.

ARTICLE 5

FURTHER DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION

5.1 Material and Information Transfer; Cooperation.

5.1.1 Material and Information Transfer. On a Research Program-by-Research Program basis, for a period of [***] after the end of the applicable Research Term, Aktis shall transfer to Lilly (or its designee), in such form and format as Lilly may reasonably request (including by providing copies thereof), (a) all Know-How generated under the applicable Research Program or that is Controlled by Aktis and otherwise necessary or useful to enable Lilly’s full practice of the licenses set forth in Section 6.1, and in each case was not previously transferred to Lilly hereunder and excluding any Know-How relating to the Aktis Platform IP and not related to a Licensed Compound or Licensed Product, and (b) all quantities (other than customary minimum amounts reasonably retained for audit or compliance purposes) of Licensed Compound generated under such Research Program and in Aktis’ or its Affiliate’s or subcontractor’s possession (such transfer, a “Material and Information Transfer”). Notwithstanding anything to the contrary herein, in no case shall Aktis be required to disclose or otherwise transfer to Lilly any Know-How that comes into Control of Aktis or its Affiliate(s) after the end of the applicable Research Term.

5.1.2 Cooperation. In addition to and not in limitation of Aktis’ obligations set forth in Section 5.4 and Section 5.6, on a Research Program-by-Research Program basis, for a period of [***] after completion of the Material and Information Transfer (but in no even more than [***] after the end of the applicable Research Term), upon Lilly’s reasonable request, and without further compensation, Aktis will provide technical assistance to Lilly to support each such Material and Information Transfer under this Agreement for up to [***] of consultation, including (a) providing reasonable access to Aktis personnel (and personnel of its Affiliates) involved in the Research and Pre-Clinical Development of Licensed Compounds and Licensed Products and (b) using Commercially Reasonable Efforts to provide reasonable access by teleconference to personnel of Aktis’ Third Party subcontractors included in such Research and Pre-Clinical Development of Licensed Compounds and Licensed Products who may have information not then in the possession of Aktis or its Affiliates. For assistance in excess of [***] and for any reasonable and documented amounts charged by Aktis’ subcontractors, Aktis will invoice Lilly for FTE Costs for any FTE hours and [***] costs and expenses incurred by Aktis in connection with such technical support with respect to the Material and Information Transfer.

5.2 Diligence Efforts and Annual Reports. Following the end of the applicable Research Term for a Research Program from which an IND Candidate has been generated, or, following the date Lilly takes over the activities in a Research Program in accordance with Section 4.7, as applicable (except in the case that Lilly takes over the activities under a Research Plan as a result of Aktis’ failure to perform such Research Plan in material compliance with the then-current timelines), Lilly shall use Commercially Reasonable Efforts to Develop, obtain Regulatory Approval for, and Commercialize (following receipt of Regulatory Approval) [***]. After the termination of the JRC in accordance with Section 2.7, and until [***], Lilly, by [***], shall provide Aktis a [***].

5.3 Clinical Development Responsibilities. Following the end of each applicable Research Term, as between the Parties, Lilly shall have the sole right to conduct, and be solely responsible for, as between the Parties, at its sole cost, the Exploitation of all Licensed Compounds and Licensed Products arising from such Research Program, including for preparation and submission of any applicable IND filing and any other Regulatory Filings. As between the Parties, and subject to the terms and conditions of this Agreement, all decisions concerning the foregoing, including the clinical and regulatory strategy of Licensed Products covered under this Agreement, will be within the sole discretion of Lilly.

5.4 Regulatory Responsibilities. As between the Parties, Lilly shall have sole responsibility for and control of the preparation, submission, and maintenance of all Regulatory Filings and obtaining Regulatory Approvals (including the preparation and submission of the IND filing and for seeking IND approval) with respect to Licensed Compounds and Licensed Products, and shall have sole control over all interactions with the applicable Regulatory Authority, in each case, at its sole cost and expense. Aktis shall, at Lilly’s reasonable request, reasonably cooperate with Lilly with respect to any regulatory matters related to the Licensed Compounds and Licensed Products, including providing all documents or other materials generated by or on behalf of Aktis under the applicable Research Program [***] for Lilly to obtain and maintain Regulatory Approvals for the Licensed Compounds and Licensed Products and attending meetings with Regulatory Authorities with respect to such documents or materials, provided that Lilly shall reimburse Aktis for all of Aktis’ [***] costs in connection with the foregoing obligations. Lilly will own all right, title and interest in and to any and all Regulatory Filings and Regulatory Approvals for Licensed Compounds and Licensed Products and, as between the Parties, all such Regulatory Filings and Regulatory Approvals will be held in the name of Lilly. Aktis shall execute all documents and take all actions as [***] requested by Lilly to vest such title in Lilly.

5.5 Adverse Event Reporting. As between the Parties, Lilly shall establish, hold, and maintain the global safety database for Licensed Products with respect to information on adverse events concerning the Licensed Products, as and to the extent required by Applicable Laws.

5.6 Recalls, Suspensions or Withdrawals. As between the Parties, Lilly shall have the right to make all determinations with respect to and to implement any recall, market suspension or market withdrawal with respect to a Licensed Compound or Licensed Product in the Territory. [***].

5.7 Commercialization. As between the Parties, Lilly shall have the sole right and responsibility for, and shall bear all costs associated with, the Manufacturing and Commercialization of Licensed Compounds and Licensed Products, including distribution, marketing, and sales activities. All decisions concerning Manufacturing and Commercialization of Licensed Compounds and Licensed Products, including the marketing and sales of Licensed Compounds and Licensed Products, and the design, price, and promotion of Licensed Compounds and Licensed Products, shall be within Lilly’s sole discretion.

5.8 Standards of Conduct. Lilly shall perform, and shall ensure that its Affiliates, and shall use Commercially Reasonable Efforts to ensure that its and their Sublicensees and Third Party contractors, perform, its Development and Commercialization activities with respect to any Licensed Compound or Licensed Product in good scientific manner, and in compliance with GLP and, in all material respects, with Applicable Laws.

5.9 Records. Lilly shall prepare and maintain and shall cause its Affiliates, and shall use Commercially Reasonable Efforts to cause its and their Sublicensees and Excluded Sublicensees, to prepare and maintain records regarding the Development and Commercialization of Licensed Compounds and Licensed Products in the Field in the Territory, which will records be complete and accurate in all material respects.

ARTICLE 6

LICENSE RIGHTS

6.1 License Grants to Lilly.

6.1.1 Exclusive License to Licensed IP. Subject to the terms and conditions of this Agreement, Aktis (on behalf of itself and its Affiliates) hereby grants to Lilly an exclusive (even as to Aktis and its Affiliates), royalty-bearing (as set forth in Section 8.4) license, with the right to grant sublicenses (through multiple tiers, as provided in Section 6.3), under the Licensed IP to Exploit the Licensed Compounds and Licensed Products solely as Radioligand Products in the Field in the Territory.

6.1.2 Non-Exclusive License to Aktis Platform IP. Subject to the terms and conditions of this Agreement, Aktis (on behalf of itself and its Affiliates) hereby grants to Lilly a (a) non-exclusive, royalty-bearing (as set forth in Section 8.4) license, with the right to grant sublicenses (through multiple tiers, as provided in Section 6.3), under the Aktis Platform IP to Exploit the Licensed Compounds and Licensed Products solely as Radioligand Products in the Field in the Territory, and (b) non-exclusive, fully paid-up license, with the right to grant sublicenses (through multiple tiers), to Exploit the Aktis Platform Improvements that Lilly assigns to Aktis pursuant to Section 9.2 (if any) for any and all purposes (other than for purposes of Exploiting the Aktis Platform). [***].

6.2 License Grants to Aktis.

6.2.1 Research Program License. Subject to the terms and conditions of this Agreement, Lilly hereby grants to Aktis, during each Research Term for each Research Program, a fully paid-up, royalty-free, sublicensable (through one tier and only to Affiliates or Third Party subcontractors as provided in Section 6.3), non-exclusive license, under the Lilly Background IP, Lilly’s Sole Inventions and Lilly’s interest in the Joint Inventions, in the Territory solely to the extent necessary for Aktis (or its Affiliates or Third Party subcontractors) to conduct the activities allocated to Aktis in the Research Plan applicable to such Research Program.

6.2.2 Grant Back. Subject to the terms and conditions of this Agreement, Lilly hereby grants to Aktis, during each Research Term for each Research Program, a fully paid-up, royalty-free, sublicensable (through one tier and only to Affiliates or Third Party subcontractors as provided in Section 6.3), non-exclusive license under the Licensed IP licensed to Lilly pursuant to Section 6.1.1, solely to conduct the activities allocated to Aktis in the Research Plan applicable to such Research Program.

6.3 Third Party Sublicenses. Subject to the terms and conditions of this Agreement, Lilly may grant one or more sublicenses under the rights and licenses granted to it under Section 6.1, in whole or in part, to Third Parties (with the right to sublicense through multiple tiers). Aktis may grant one or more sublicenses under the rights and licenses granted to it under Section 6.2, in whole or in part, to its Affiliates or Third Party subcontractors with respect to which Lilly has provided its prior written consent in accordance with Section 4.12. Notwithstanding the foregoing, (a) any such permitted sublicense granted by a Party is consistent with and subject to the terms and conditions of this Agreement, including the confidentiality provisions of Article 12 and the intellectual property provisions of Article 9 and (b) each Party shall remain responsible for performance of its obligations under this Agreement and shall be responsible for all actions of each such sublicensee as if such sublicensee were the Party hereunder (provided, however, [***]). Each Party shall ensure that each sublicense under the licenses granted to it under Section 6.1 (in the case of Lilly) or Section 6.2 (in the case of Aktis) grants the other Party rights with respect to Inventions discovered, generated, conceived or developed by the Sublicensee under such sublicense as if such Inventions were discovered, generated, conceived or developed by the sublicensing Party in the course of performing activities under this Agreement (with the exception of improvements to the Sublicensee’s background technology that are unrelated to the Intellectual Property Rights that are the subject of this Agreement).

6.4 Aktis In-Licenses.

6.4.1 General. If Aktis desires to (a) use any Patents or Know-How controlled by Aktis pursuant to an Excluded In-License in the performance of its activities under an applicable Research Plan or (b) incorporate any of the foregoing into any Licensed Compound or Licensed Product, then, in either case, Aktis shall promptly notify Lilly thereof [***]. Lilly acknowledges and agrees to be bound by the terms applicable to Lilly in each Aktis In-License (as may be modified or amended), to the extent included hereunder and agrees not to take or fail to take any action that would cause Aktis to be in breach of any Aktis In-License. Lilly acknowledges that certain of the licenses granted to Aktis under the Aktis In-Licenses may be non-exclusive, and that Lilly’s license pursuant to Section 6.1.1 with respect to the relevant Licensed IP is exclusive only with respect to Aktis, and not necessarily with respect to Third Party Licensors.

6.4.2 Enforcement. Aktis will reasonably enforce, or otherwise take the actions necessary to enable Lilly to enforce, Aktis’ rights and the obligations of the counterparty under each Aktis In-License that would reasonably be expected to, or actually do, materially impact the rights or benefits or materially adversely impact the obligations of Lilly hereunder, including taking such actions as Lilly may reasonably request, and will inform Lilly of any action Aktis may take under each Aktis In-License to the extent such action may impact Lilly’s interest or obligations under each Aktis In-License. [***]. Aktis shall promptly notify Lilly of any notice of default under, or termination or amendment of, any Aktis In-License, to the extent such default, termination or amendment may have a material adverse effect on Lilly. For clarity, Aktis is solely responsible for any payments due under each Aktis In-License.

6.5 Excluded In-Licenses. Notwithstanding anything herein to the contrary, Lilly acknowledges that as of the Effective Date, certain Patents and Know-How under which Aktis has rights are in-licensed by Aktis under the Excluded In-Licenses, and that Aktis may be obligated to pay royalties, milestones and other payments to such Third Party licensor under such Excluded In-Licenses. It is understood and agreed that no sublicense is granted to Lilly by Aktis under the Excluded In-Licenses pursuant to this Agreement, and that no Patents or Know-How licensed to Aktis under the Excluded In-Licenses will be “Controlled” by Aktis under this Agreement, in each case unless and until such Excluded In-License becomes an Aktis In-License pursuant to Section 6.4.

6.6 Future IP.

6.6.1 In the event that either Party identifies any Patent, Know-How or other Intellectual Property Right owned or controlled by a Third Party that is necessary or reasonably useful for Exploitation of a Licensed Compound or Licensed Product (“Future In-Licensed IP”), it will so notify the other Party. [***].

6.6.2 If, after the Effective Date and during the Term, Aktis acquires from a Third Party rights to any Future In-Licensed IP (including, for clarity, any Future In-Licensed IP that solely Covers the Aktis Platform if and to the extent used under a Research Program) (each such agreement, an “Aktis New In-License”), Aktis shall disclose the terms and conditions of the Aktis New In-License to Lilly (subject to applicable confidentiality obligations and reasonable redaction of provisions that do not relate to the use of intellectual property in-licensed thereunder) to enable Lilly to evaluate and elect, in its sole discretion, whether or not to include such Future In-Licensed IP within the Aktis Technology. If Lilly so elects to include such Future In-Licensed IP as Aktis Technology, then (a) such Aktis New In-License will become a “Collaboration In-License”, (b) the Future In-Licensed IP in-licensed under such Aktis New In-License will be deemed to be “Controlled” by Aktis or its Affiliates for purposes of this Agreement and will be included in the Aktis Technology, (c) Lilly shall be responsible for payments that become due under such Collaboration In-License with respect to the Exploitation of the Licensed Compound or Licensed Product by Lilly, its Affiliates or any of its or their Sublicensees and Excluded Sublicensees ([***]), and (d) Lilly shall comply with any obligations under such Collaboration In-License that apply to Lilly, including any obligation to make such payments. [***]. Aktis shall provide Lilly with a reasonably detailed invoice for any payments to be made by Aktis pursuant to this Section 6.6.2 under any Collaboration In-License, and Lilly shall pay the undisputed portion of such invoices to Aktis within [***] of receipt thereof.

6.7 No Implied Rights. Except as expressly set forth in this Agreement, neither Party grants, by implication, estoppel or otherwise, any license or right to or under any Intellectual Property Rights, including any trademarks, Know-How, or Patents, of the other Party. Neither Party nor any of its Affiliates will use or practice any Know-How, Patents or other Intellectual Property Rights licensed or provided to such Party or any of its Affiliates outside the scope of or otherwise not in compliance with this Agreement.

ARTICLE 7

EXCLUSIVITY

7.1 Collaboration Target Exclusivity.

7.1.1 Subject to this Article 7, on a Collaboration Target-by-Collaboration Target basis, during the applicable Exclusivity Period, neither Aktis nor its Affiliates shall ([***]) Exploit (a) any compound or product Directed To a Collaboration Target or (b) any compound or product that [***], and in each case of (a) and (b), in the Field in the Territory (each, a “Competing Product”).

7.1.2 Notwithstanding anything to the contrary herein, an Exclusivity Period with respect to a Collaboration Target shall terminate if Lilly fails [***].

7.1.3 Notwithstanding anything to the contrary herein, an Exclusivity Period with respect to a Collaboration Target shall terminate if Lilly [***].

7.1.4 Aktis may provide written notice to Lilly in the event Aktis reasonably believes that an Exclusivity Period with respect to a Collaboration Target should be terminated (such notice, an “Exclusivity Termination Notice”). [***].

7.1.5 [***].

7.2 Acquisition of Existing Competing Product.

7.2.1 [***].

7.2.2 [***].

7.3 Change of Control.

7.3.1 If there is a Change of Control of Aktis or its Affiliates, [***].

7.3.2 [***].

7.4 Enforceability. Aktis acknowledges and agrees [***].

7.5 Other Activities. Except as expressly provided in this Article 7, each Party may engage in Research, Development, Manufacturing, Commercialization or other Exploitation activities that utilize technologies similar to or involve compounds, biologics or products competitive with those contemplated by this Agreement. [***].

ARTICLE 8

FEES, ROYALTIES, & PAYMENTS

8.1 Upfront Payment. As partial consideration for the rights granted by Aktis to Lilly pursuant to the terms of this Agreement, Lilly shall pay to Aktis a one-time payment equal to Sixty Million Dollars ($60,000,000) no later than [***] following the Effective Date. Such payment shall be non-creditable, non-refundable and not subject to set-off.

8.2 Replacement Collaboration Target Nomination Fee. As consideration for replacing an Initial Collaboration Target as a Replacement Collaboration Target in accordance with Section 3.4, Lilly shall pay to Aktis the applicable Replacement Collaboration Target Nomination Fee for each Replacement Collaboration Target no later than [***] after delivery of the Available Proposed Target Nomination Notice with respect to such Replacement Collaboration Target and delivery of an invoice from Aktis to Lilly setting forth the applicable Replacement Collaboration Target Nomination Fee and including reasonable supporting documentation. Each such payment shall be non-refundable, non-creditable and not subject to set-off.

8.3 Milestone Payments.

8.3.1 Research Collaboration Milestone Payments. On a [***] basis, Lilly shall provide written notice to Aktis within [***] after the achievement of a specified milestone event as set forth in Table 8.3.1 below (each, a “Research Collaboration Milestone Event”) by Lilly or its Affiliates or [***] after such achievement by its or their Sublicensee or Excluded Sublicensee , and pay to Aktis the corresponding milestone payment indicated in Table 8.3.1 (each such milestone payment, a “Research Collaboration Milestone Payment”) within [***] after the achievement of a Research Collaboration Milestone Event by Lilly or its Affiliates or [***] after such achievement by its or their Sublicensee or Excluded Sublicensee.

Table 8.3.1 – Research Collaboration Milestone Payments

Research Collaboration Milestone Event with respect to a Licensed Compound	Research Collaboration Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

*[***].

8.3.2 Development and Regulatory Milestone Payments. On a [***] basis, Lilly shall provide written notice to Aktis within [***] after the achievement of a specified milestone event as set forth in Table 8.3.2.1 below (in the case of Therapeutic Products) or Table 8.3.2.1 below (in the case of Diagnostic Products) (each, a “Development and Regulatory Milestone Event”) by Lilly or its Affiliates or [***] after such achievement by its or their Sublicensee or Excluded Sublicensee, and pay to Aktis the corresponding milestone payment (each, a “Development and Regulatory Milestone Payment”) within [***] after the achievement of Development and Regulatory Milestone Event by Lilly or its Affiliates or [***] after such achievement by its or their Sublicensee or Excluded Sublicensee.

Table 8.3.2.1 – Development and Regulatory Milestone Payments for Therapeutic Products

	Development and Regulatory Milestone Event with respect to a Therapeutic Product	Development and Regulatory Milestone Payment
(a)	[***]	[***]
(b)	[***]	[***]
(c)	[***]	[***]
(d)	[***]	[***]
(e)	[***]	[***]
(f)	[***]	[***]
(g)	[***]	[***]

Table 8.3.2.2 – Development and Regulatory Milestone Payments for Diagnostic Products

	Development and Regulatory Milestone Event with respect to a Diagnostic Product	Development and Regulatory Milestone Payment
(a)	[***]	[***]
(b)	[***]	[***]
(c)	[***]	[***]
(d)	[***]	[***]
(e)	[***]	[***]

8.3.3 Commercial Milestone Payments for Licensed Products. On a [***] basis, Lilly shall provide written notice to Aktis within [***] after the end of the Calendar Quarter in which a specified milestone event set forth in Table 8.3.3.1 below (in the case of Therapeutic Products) or Table 8.3.3.2 below (in the case of Diagnostic Products) (each, a “Commercial Milestone Event”) is first achieved by Lilly, its Affiliates or any of its or their Sublicensees, and pay to Aktis the corresponding milestone payment (each, a “Commercial Milestone Payment”) within [***] after the end of the Calendar Quarter in which any Licensed Product first achieves a Commercial Milestone Event.

Table 8.3.3.1 –Commercial Milestone Payments for Therapeutic Products

Commercial Milestone Event with respect to a Therapeutic Product	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

Table 8.3.3.2 – Commercial Milestone Payments for Diagnostic Products

Commercial Milestone Event with respect to a Diagnostic Product	Milestone Payment
[***]	[***]

For the purposes of this Section 8.3:

[***].

8.4 Royalties.

8.4.1 Royalty Term. Lilly shall pay Aktis royalties as set forth in this Section 8.4 on a [***] basis in the Territory during the period of time beginning on the date of the First Commercial Sale of a Licensed Product in such country and continuing until the latest of: (a) the expiry of the last Valid Claim of a Patent within [***] Covering [***], including [***], in such country; (b) the expiry of the Regulatory Exclusivity with respect to such Licensed Product in such country or (c) the [***]year anniversary of the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”). For purposes of this Section 8.4.1, [***].

8.4.2 Royalty Rates. On a Licensed Product-by-Licensed Product and country-by-country basis, during the Royalty Term for a given Licensed Product in a given country, Lilly shall pay to Aktis a tiered royalty equal to the percentages of Annual Net Sales of such Licensed Product, as set forth below (the “Royalty”), calculated by multiplying the applicable royalty rate percentage by the corresponding portion of aggregate Net Sales for such Licensed Product in such Calendar Year.

Annual Net Sales Per Licensed Product	Royalty Rate for Therapeutic Products	Royalty Rate for Diagnostic Products
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

8.4.3 Valid Claim. Subject to Section 8.4.8, in any Calendar Quarter during the Royalty Term for a Licensed Product for which there is no Valid Claim of a Patent in [***] that Covers [***], the Royalty rates provided in Section 8.4.2 above for the Licensed Product will be reduced in such country by [***] for such Calendar Quarter.

8.4.4 Third Party Payments. Subject to Section 8.4.8, if, on a [***] basis, it is [***] to obtain or maintain a license from any Third Party [***], Lilly may deduct from any Royalty payments to Aktis under Section 8.4.2, for such [***], an amount equal to [***] made by Lilly to such Third Party in consideration for such license. Subject to Section 8.4.8, if, on a [***] basis, it is [***] to obtain or maintain a license from any Third Party [***], Lilly may deduct from any Royalty payments to Aktis under Section 8.4.2, for such [***], an amount equal to [***] made by Lilly to such Third Party in consideration for such license, provided [***].

8.4.5 Generic Products. Subject to Section 8.4.8, on a country-by-country and Licensed Product-by-Licensed Product basis: [***].

8.4.6 Compulsory Licenses. In any Calendar Quarter during the Royalty Term for a Licensed Product for which Lilly is required by a Governmental Authority to grant a compulsory license to a Third Party permitting such Third Party to Manufacture and Commercialize a Licensed Product in a country in the Territory, and such compulsory license has royalty rates for the Licensed Product lower than the Royalty rates provided in Section 8.4.2 above, then the Royalty rate paid or to be paid by Lilly on sales for such Licensed Product in such country, as applicable, shall be reduced to [***].

8.4.7 Inflation Reduction Act. Subject to Section 8.4.8, in any Calendar Quarter during the Royalty Term for a Licensed Product for which such Licensed Product is designated as a “selected drug” by the Secretary of the U.S. Department of Health and Human Services under the Inflation Reduction Act, and Lilly is required to negotiate a maximum fair price that will apply to sales of such Licensed Product during the price applicability period as specified in the Inflation Reduction Act, then, for each Calendar Quarter thereafter and for so long as the Licensed Product remains subject to the Inflation Reduction Act and a maximum fair price, the Royalty rates provided in Section 8.4.2 above for the Licensed Product will be reduced in the United States by [***] for each such Calendar Quarter.

8.4.8 Royalty Floor. Notwithstanding anything herein to the contrary herein, during any Calendar Quarter in the Royalty Term for a Licensed Product in a country in the Territory, except with respect to reductions made pursuant to [***] individually or in combination shall not reduce [***] the royalties that would otherwise have been due under Section 8.4.2 with respect to Net Sales of such Licensed Product in such country during such Calendar Quarter, [***].

8.4.9 Payment; Reports. Following the First Commercial Sale of a Licensed Product and continuing for the remainder of the Royalty Term for such Licensed Product, within [***] after the end of each Calendar Quarter, Lilly shall deliver a report to Aktis specifying on a Licensed Product-by-Licensed Product and country-by-country basis: (a) the Net Sales in the relevant Calendar Quarter and (b) royalties payable on such Net Sales. Lilly shall pay all Royalty payments due under this Section 8.4 no later than [***] after the end of each Calendar Quarter.

8.5 Method of Payment; Currency Conversion. Unless otherwise agreed by the Parties, all payments due under this Agreement will be paid by Eli Lilly and Company as the payor in Dollars by wire transfer or electronic funds transfer of immediately available funds to an account designated by Aktis; provided, that [***]. When conversion of payments from any currency other than Dollars is required, [***] will be employed for the translation of foreign currency sales into Dollars; provided, that [***].

8.6 Records and Audits.

8.6.1 Lilly shall keep, and shall cause its Affiliates, and shall [***] to cause its and their Sublicensees and Excluded Sublicensees to keep, materially complete and accurate books and records which may be necessary to ascertain properly and to verify the Royalty payments due hereunder. Lilly shall keep such books and records for such period of time required by Applicable Laws, but no less than [***] following the end of the Calendar Quarter to which they pertain.

8.6.2 Aktis shall have the right, but not more than [***] (unless for cause) during the Term, [***] inspect Lilly’s records for the purpose of determining the accuracy of Royalty payments for a period covering not more than [***] following the Calendar Quarter to which they pertain. No period will be audited more than once, and each audit must be reasonable in scope. [***]. The independent, certified public accountant selected shall keep confidential any information obtained during such inspection and shall report to Aktis and Lilly only the amounts of Net Sales and Royalties due and payable [***]. Such audits may only be exercised during normal business hours upon reasonable prior written notice to Lilly (not to be less than [***]). Aktis shall bear the full cost of such audit unless such audit discloses an underpayment by Lilly of more than [***], of the amount of Royalties or other payments due under this Agreement for any applicable Calendar Quarter, in which case, Lilly shall bear the cost of such audit. Lilly shall remit to Aktis the amount of any underpayment no later than [***] after the date the auditor’s written report is received. Any overpayment by Lilly revealed by an audit shall be credited against future payments owed by Lilly to Aktis (and if no further payments are due, shall be refunded by Aktis at the request of Lilly within [***] of the receipt of the request).

8.7 Late Payments. Any amount required to be paid by a Party hereunder that is not paid on the date due, and not subject to a good faith dispute, shall bear interest at a rate equal to the lesser of (a) [***] and (b) the maximum rate permitted by Applicable Law. Such interest shall be computed on the basis of a year of three hundred sixty (360) days, calculated from the due date until the date of payment.

8.8 Taxes.

8.8.1 Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible and in compliance with Applicable Laws, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use reasonable efforts to cooperate and coordinate with each other to achieve such objective.

8.8.2 Payment of Tax. The upfront, Milestone Payments, Royalties and other amounts payable by Lilly to Aktis to this Agreement (each, a “Payment”) will be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Laws. Except as provided in this Section 8.8.2, Aktis shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Laws to be deducted from Payments and remitted by Lilly) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Lilly shall deduct or withhold from the Payments any taxes that it is required by Applicable Laws to deduct or withhold. Notwithstanding anything to the contrary in the foregoing, if Aktis is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, then Aktis may deliver to Lilly or the appropriate Governmental Authority (with the assistance of Lilly to the extent reasonably required and expressly requested by Aktis in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Lilly of its obligation to withhold such tax and Lilly shall apply the reduced rate of withholding or dispense with withholding as the case may be, provided that Lilly has received evidence, in a form satisfactory to Lilly, of Aktis’ delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time Payments are due. If, in accordance with the foregoing, Lilly withholds any amounts of tax, then Lilly shall pay to Aktis the balance when due, make timely payment to the proper tax authority of the withheld amount and send to Aktis proof of such payment within ninety (90) days following such payments.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1 Ownership of Inventions. Ownership of all Inventions and corresponding Intellectual Property Rights will be as set forth in this Article 9. Each Party will continue to own all Intellectual Property Rights that it owned prior to the Effective Date or discovers, creates or conceives of independently, outside of the activities under this Agreement (including any Research Programs). Subject to Section 9.2 and Section 9.3, each Party will own all Inventions (and corresponding Intellectual Property Rights, including Patents Covering such Inventions) solely discovered, generated, conceived or developed of by or on behalf of it or its Affiliates, agents, or contractors in the course of performing its obligations or exercising its rights under a Research Program or otherwise in connection with this Agreement (collectively, “Sole Inventions”). All Inventions (and corresponding Intellectual Property Rights, including) discovered, generated, conceived or developed of jointly by employees, Affiliates, agents, or independent contractors of each Party in the course of performing its obligations or exercising its rights under a Research Program or otherwise in connection with this Agreement (collectively, “Joint Inventions”) and corresponding Intellectual Property Rights, including Patents that claim such Joint Inventions (such Patents, the “Joint Patents”) will be owned jointly by the Parties. A Joint Invention shall be considered to be jointly owned by Lilly and Aktis upon its development. Each Party will promptly disclose to the other Party any Joint Inventions in the format reasonably requested by the other Party. For purpose of clarity, each Party, as the joint and equal owner of such Joint Inventions, shall have all right, title and interest in such Joint Inventions applicable to a joint owner of such Joint Inventions and, therefore, shall be entitled to freely use such Joint Inventions, subject to (a) the licenses granted hereunder and (b) other terms and conditions of this Agreement, without any duty to account or obtain the consent of the other Party.

9.2 Ownership of Aktis Platform Improvement. As between the Parties, Aktis will solely and exclusively own all right, title and interest in and to any Aktis Platform Improvement. To the extent that Lilly obtains any rights in the Aktis Platform Improvement, by operation of law or otherwise, Lilly hereby assigns to Aktis all of its right, title, and interest in and to any Aktis Platform Improvement. Any Aktis Platform Improvements will be deemed the Confidential Information of Aktis, and Aktis will be deemed to be the Disclosing Party of Aktis Platform Improvement, and Lilly will be deemed to be the Receiving Party with respect to Aktis Platform Improvement unless and until any exceptions set forth in Section 12.1.3 apply to such Aktis Platform Improvement rendering it no longer Confidential Information.

9.3 Ownership of Lilly Improvement. As between the Parties, Lilly will solely and exclusively own all right, title and interest in and to any Lilly Improvement. To the extent that Aktis obtains any rights in the Lilly Improvement, by operation of law or otherwise, Aktis hereby assigns to Lilly all of its right, title, and interest in and to any Lilly Improvement. Any Lilly Improvements will be deemed the Confidential Information of Lilly, and Lilly will be deemed to be the Disclosing Party of Lilly Improvement, and Aktis will be deemed to be the Receiving Party with respect to Lilly Improvement unless and until any exceptions set forth in Section 12.1.3 apply to such Lilly Improvement rendering it no longer Confidential Information.

9.4 Assignment Obligation. Each Party shall cause all Persons who perform activities for such Party under this Agreement to assign (or, if such Party is unable to cause such Person to assign despite such Party’s using Commercially Reasonable Efforts, then be under an obligation to assign; and if still unable to cause such Person to agree to such assignment obligation despite such Party’s using Commercially Reasonable Efforts to negotiate such assignment obligation, then provide a license under) their rights in any Inventions and corresponding Intellectual Property Rights resulting therefrom to such Party.

9.5 Patent Prosecution and Maintenance.

9.5.1 Lilly Maintained Patents. Lilly, at Lilly’s expense and using Patent counsel of its choice, has the sole right, but not the obligation, to control Prosecution and Maintenance of all Patents owned by Lilly or its Affiliates pursuant to this Agreement, other than any Product Patents or Joint Patents (collectively, the “Lilly Maintained Patents”).

9.5.2 Aktis Maintained Patents. Aktis, at Aktis’ expense and using Patent counsel of its choice, has the sole right, but not the obligation, to control Prosecution and Maintenance of all Patents owned by Aktis or its Affiliates pursuant to this Agreement, other than any Product Patents or Joint Patents (the “Aktis Maintained Patents”).

9.5.3 Product Patents and Joint Patents.

(a) Subject to the remainder of this Section 9.5.3, Lilly shall have the first right, but not the obligation, to control Prosecution and Maintenance of the Product Patents and the Joint Patents, at Lilly’s sole cost and expense using patent counsel of Lilly’s choice, including Lilly in-house counsel or external counsel; provided that, with respect to the Product Patents within the Licensed IP and the Joint Patents, external counsel shall be subject to Aktis’ approval (such approval not to be unreasonably withheld, conditioned or delayed). Lilly shall use Commercially Reasonable Efforts to Prosecute and Maintain the Product Patents and the Joint Patents. Aktis shall reasonably assist and cooperate with Lilly, as Lilly may reasonably request, in the transition of the prosecution and maintenance, enforcement and defense of the Product Patents from Aktis to Lilly.

(b) The Parties shall discuss and coordinate in good faith, regarding the Prosecution and Maintenance (including the filing of and filing strategies for) of the Product Patents within the Licensed IP and the Joint Patents. Lilly shall provide Aktis, with copies of all documents it receives or prepares in connection with its Prosecution and Maintenance of the Product Patents within the Licensed IP and the Joint Patents and will inform Aktis, of the progress of such Prosecution and Maintenance. Before filing any such document with any patent office, Lilly will provide a copy of such document to Aktis, reasonably in advance to enable Aktis to comment on it, and Lilly will give due consideration to any reasonable comments of Aktis. Notwithstanding the foregoing, if Aktis notifies Lilly prior to the relevant filing deadline that such document discloses Aktis’ Confidential Information (including with respect to the Aktis Platform or Aktis Platform IP), Lilly shall remove such Confidential Information identified by Aktis from such document, unless otherwise agreed by Aktis explicitly and in writing.

(c) In the event that Lilly elects not to Prosecute and Maintain in any country any Product Patent within the Licensed IP or any Joint Patent Lilly shall give Aktis at least forty-five (45) days’ written notice prior to any relevant deadline and provide to Aktis all information Aktis reasonably requests relating to any applicable Product Patent within the Licensed IP or Joint Patent. Aktis shall then have the right to assume responsibility, at its sole cost and expense using patent counsel of its choice, for the Prosecution and Maintenance of any such Product Patent within the Licensed IP or any Joint Patent; provided that Aktis shall not have the right to assume the responsibilities for the Prosecution and Maintenance of such Product Patent within the Licensed IP or any Joint Patent if Lilly reasonably objects to such Prosecution and Maintenance for bona fide strategic reasons to preserve the patentability, validity or patent term of any other Product Patent within the Licensed IP.

9.5.4 Separation of Patent Claims.

(a) Neither Party shall Prosecute and Maintain any Patent that includes (a) one or more claims directed to a Licensed Compound, a Licensed Product, or any Exploitation thereof and (b) one or more claims directed to the Aktis Platform (a “Mixed Patent”). For any Mixed Patent existing as of the Effective Date, the Party prosecuting such Patent shall [***], including by filing divisional applications, continuation applications, continuation-in-part or otherwise, so as, to the extent feasible, to separate claims of any such Mixed Patents into discrete Patents and will constitute Product Patents or Patents within the Aktis Platform IP, respectively. Prior to such separation, or if such separation is impermissible, any such Mixed Patent shall be deemed to be [***] for the purpose of Section 9.5.3, Sections 9.5.6 - 9.5.9 and Section 9.6.

(b) Lilly shall ensure that the Product Patents (including the specification, any drawings and claims therein) are specific to the composition of matter, formulation, manufacture or use, in each case, of the relevant Licensed Compound or Licensed Product do not contain and drawings, descriptions or claims of any Aktis Platform or Aktis Platform IP, in each case, without Aktis’ prior written consent (which may be granted or withheld in Aktis’ sole discretion).

(c) Aktis shall ensure that the Patents within the Aktis Platform IP (including the specification, any drawings and claims therein) do not contain any drawings, descriptions or claims of the specific sequence or the specific structure of the composition of matter of any Licensed Compound without Lilly’s prior written consent (which may be granted or withheld in Lilly’s sole discretion).

9.5.5 Inventorship. Inventorship for patentable inventions conceived during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with U.S. patent laws for determining inventorship and other Applicable Laws in the U.S. without regard to conflict of law, irrespective of where or when such conception, discovery, development or making occurs.

9.5.6 Cooperation in Prosecution. Each Party shall cooperate with the other Party in the Prosecution and Maintenance of the Lilly Maintained Patents, Aktis Maintained Patents, Joint Patents, Product Patents within the Licensed IP at its own cost (except as otherwise expressly set forth in this Article 9), including by: (a) executing all papers and instruments, or requiring its Affiliates, employees, agents, or contractors, to execute such papers and instruments, to enable the applicable Party to apply for and to Prosecute and Maintain such Patents in any country as permitted by this Section 9.5; (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the Prosecution and Maintenance of any Patents; and (c) with reference specifically to Section 9.5.4, each Party shall fully cooperate with the other Party in the patenting strategies and Prosecution and Maintenance of the Aktis Maintained Patents, Joint Patents, Product Patents within the Licensed IP, and shall keep the other Party fully informed of all steps with regard to the Prosecution and Maintenance of such Patents, including by providing the other Party with a copy of the drafts of any such Patents, material communications to and from any patent authority in the Territory regarding such Patents, and by providing the other Party drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of the applicable deadlines so as to allow for a reasonable opportunity for the other Party to review and comment thereon. Each Party shall consider in good faith the requests and suggestions of the other Party with respect to such drafts and with respect to strategies for Prosecuting and Maintaining such Patents in the Territory.

9.5.7 Patent Term Extensions. As between the Parties, Lilly will solely control and elect whether to pursue patent term extensions or supplemental protection certificates for any Patents Covering a Licensed Compound or Licensed Product (including Joint Patents and Licensed Patents). Aktis agrees to abide by such election. Aktis shall provide prompt and reasonable assistance, as requested by Lilly, including by taking such action as may be required of the Patent holder under any Applicable Laws, to obtain such patent term extension or supplementary protection certificate.

9.5.8 Patent Listing. Lilly shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to Product Patents as required or allowed, including (a) in the United States, in the FDA’s Orange Book or Purple Book and (b) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. Aktis shall (i) provide Lilly a correct and complete list of all applicable Patents within the Licensed IP Covering the Licensed Products and other information necessary to enable Lilly to make such filings with Regulatory Authorities and (ii) cooperate with Lilly’s reasonable requests in connection therewith, including executing any documents, meeting any submission deadlines, in each case (i) and (ii), to the extent required or permitted by Applicable Law.

9.5.9 UPC Opt-Out and Opt-In. Lilly shall have the sole right to make decisions regarding any UPC Opt-Out or UPC Opt-In with respect to any Product Patents. If Lilly wishes to subject any Product Patent within the Licensed IP, as applicable, to UPC Opt-Out or UPC Opt-In, Lilly shall so notify Aktis, and, at Lilly’s request, Aktis shall undertake, or shall cause to be undertaken, all actions as may be necessary or useful to obtain such UPC Opt-Out or UPC Opt-In, as applicable, including providing all necessary documents and making all necessary submissions. Decisions regarding any UPC Opt-Out or UPC Opt-In with respect to any Joint Patents (that are not Product Patents) shall be mutually agreed by the Parties; provided that Lilly shall have the sole right to make such decisions to the extent a Joint Patent qualifies as a Product Patent within the Licensed IP.

9.6 Infringement or Misappropriation by Third Parties.

9.6.1 Notice. Each Party shall notify the other within [***] of becoming aware of any alleged or threatened infringement by a Third Party of any of the Aktis Maintained Patents, Lilly Maintained Patents, Joint Patents, Product Patents, in each case, which infringing activity involves the Exploiting of a Licensed Compound, Licensed Product or Generic Product in the Field in the Territory, or any related declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any such Patents (collectively, “Infringement”).

9.6.2 Enforcement and Defense. Lilly shall have the first right (but not the obligation) to control the enforcement and defense [***] Patents with respect to any Infringement; provided that [***]. If Lilly fails to bring or defend any such action against an Infringement within [***], Aktis shall have the right to bring and control any such action with respect to [***], at its own expense, to be represented in any such action by counsel of its own choice. In no event shall either Party admit the invalidity or unenforceability of, or after exercising its right to bring and control an action under this Section 9.6.2, fail to defend the validity or enforceability of any Product Patent (or Patent within the Licensed IP) without the other Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

9.6.3 Allocation of Certain Recoveries. Any recoveries resulting from enforcement action relating to a claim of Infringement of any Patent licensed or assigned to Lilly under this Agreement will be first applied against payment of each Party’s costs and expenses in connection therewith. [***].

9.6.4 Cooperation. At the request and expense of the Party bringing an action under this Section 9.6.4, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Laws to pursue such action.

9.7 CREATE Act. It is the Parties’ intention that this Agreement is a “joint research agreement” as that phrase is defined in 35 U.S.C. § 102(c) as amended by the Cooperative Research and Technology Enhancement (CREATE) Act, including the provisions of 35 U.S.C. § 102(b)(2)(c). The Parties agree to cooperate and to take reasonable actions to maximize the protections available for the Licensed Compounds and Licensed Products under such safe harbor provisions.

9.8 Infringement of Third Party Intellectual Property.

9.8.1 Notice. In the event that the Exploitation of a Licensed Compound or Licensed Product, or the application of the Aktis Technology to the Exploitation of a Licensed Compound or any corresponding Licensed Product, by either Party or its Affiliate or Sublicensee, becomes the subject of an actual Claim of infringement of a Third Party’s Intellectual Property Rights anywhere in the world, and without regard to which Party is charged with said Infringement, and the venue of such Claim, the Party becoming aware of such Claim shall promptly notify the other Party and promptly confer to discuss the Claim.

9.8.2 Defense. Subject to any different terms contained in this Section 9.8 with respect to such Claim, the Party such Claim is against shall assume the primary responsibility for the conduct of the defense of any such Claim, at such Party’s sole expense. The non-defending Party shall have the right, but not the obligation, to participate and be independently represented in any such suit at its sole option and at its own expense. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such Claim, and the Parties shall reasonably cooperate in conducting the defense of any such Claim. The controlling Party shall have the right to settle such Claim under this Section 9.8, provided that the controlling Party shall not settle any such Claim in a manner that impose any out-of-pocket costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party.

9.9 Trademarks. Lilly shall have the right to select, and will be free, in its sole discretion, to use and to register in any trademark office in the Territory, any trademark for use with the Licensed Products. As between the Parties, Lilly shall own all right, title and interest in and to any such trademarks adopted by Lilly for use with such Licensed Product, and is responsible for the registration, filing, maintenance and enforcement thereof (the “Lilly Trademarks”). Neither Aktis nor its Affiliates shall use any trademark, trade dress, color, trade name or other marks, advertising taglines or slogans confusingly similar to the Lilly Trademarks, trade dress, color, trade name or other marks, advertising taglines or slogans.

9.10 Use of Name. Aktis shall not use the name, trademark, logo, or physical likeness of Lilly or its respective officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without Lilly’s prior written consent. Aktis shall require its Affiliates to comply with the foregoing. Lilly shall not use the name, trademark, logo, or physical likeness of Aktis or its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without Aktis’ prior written consent. Lilly shall require its Affiliates, and shall contractually require its Sublicensees and Excluded Sublicensees, to comply with the foregoing.

9.11 Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due such Party’s inventors under any applicable inventor remuneration laws.

ARTICLE 10

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 Mutual Representations and Warranties. Each of Lilly and Aktis represent and warrant, as of the Effective Date, that:

10.1.1 it is duly organized and validly existing under in the Applicable Laws of the jurisdiction of its incorporation or formation, as applicable, has full corporate, limited liability company or other power and authority, as applicable, to enter into this Agreement and to carry out the provisions hereof, and has sufficient facilities, experienced personnel or other capabilities (including via Affiliates or Third Parties) to enable it to perform its obligations under this Agreement;

10.1.2 it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate, limited liability company or other action, as applicable; and

10.1.3 this Agreement is legally binding upon it and enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity) and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action and do not and will not: (a) conflict with, or constitute a default or result in a breach under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any Applicable Laws; or (b) require any consent or approval of its stockholders or similar corporate action (or, if any such consent or approval is required, it has already been obtained by such Party).

10.2 Aktis Representations and Warranties. Aktis represents and warrants to Lilly as of the Effective Date:

10.2.1 No Grants that Conflict with this Agreement. Aktis and its Affiliates have not granted any rights (or other encumbrances) to any Third Party to Aktis Technology that prevent or conflict with the rights granted to Lilly hereunder or the performance of Aktis’ obligations hereunder.

10.2.2 Existing Patents.

[***].

10.2.3 No Other License Required. Other than the rights granted by Aktis to Lilly under this Agreement as of the Effective Date, no rights or licenses under any Intellectual Property Rights owned or licensed by Aktis or its Affiliates (including pursuant to any Excluded In-License) are necessary for Aktis to perform the activities contemplated in the Research Plan or for Lilly to perform the activities that are specifically assigned to Lilly under the Research Plan, provided that if any other rights or license under Intellectual

Property Rights owned or licensed by Aktis as of the Effective Date are identified after the Effective Date as necessary for Aktis to perform the activities contemplated in the Research Plan, then such Intellectual Property Rights shall be automatically included within the Licensed IP at no additional cost. The foregoing is not and shall not be construed as a representation regarding infringement or misappropriation of any rights of a Third Party, including any Third Party Intellectual Property Rights.

10.2.4 No Third Party Agreements. Except for the Aktis In-Licenses (to the extent applicable), (a) there are no license or other agreements with Third Parties regarding the exploitation of any Aktis Technology to which Aktis or its Affiliate is a party, and (b) except as set forth on Schedule 10.2.4, none of the Aktis Technology is subject to any royalty or other payment obligations to any Third Party under any agreement or understanding entered into by Aktis or its Affiliates, and Aktis has no knowledge of any obligation to pay any royalties or other amounts to any Third Party by reason of Lilly’s use thereof as contemplated by this Agreement.

10.2.5 Litigation and Actions Relating to Intellectual Property. There are no judgments or settlements against or owed by Aktis or its Affiliates relating to the Aktis Technology. Aktis: (a) has not received any written notice of any threatened claims or litigation seeking to invalidate or otherwise challenge the Aktis Technology, including the Aktis Patents, or Aktis’ or its Affiliates’ rights therein; and (b) is not aware of any pending action, suit, proceeding or claim by a Third Party asserting that Aktis or any of its Affiliates is infringing or has misappropriated or otherwise is violating any Patents, trade secret or other Intellectual Property Right of any Third Party as would reasonably be expected to impair the ability of Aktis to fulfill any of its obligations under this Agreement, nor has Aktis received any written threat of any such potential action, suit, proceeding or claim. Aktis has not given any written notice to any Third Party asserting infringement or misappropriation by such Third Party of any of the Aktis Technology and, to Aktis’ actual knowledge, there is no unauthorized use, infringement or misappropriation of the Aktis Technology.

10.2.6 Other Material Claims and Actions. There are no claims, actions, or proceedings pending, nor has Aktis received any written threat of any such claim, action or proceeding by any Third Party, nor, to Aktis’ knowledge, are there any formal inquiries initiated by any Governmental Authority that may lead to the institution of any such legal proceedings, in each case against Aktis or its properties, assets or business, which if adversely decided, would, individually or in the aggregate, have a material adverse effect on, or prevent Aktis’ ability to conduct the Research or Pre-Clinical Development contemplated by each Research Program or to grant the licenses or rights granted to Lilly under this Agreement.

10.2.7 No Government Funding. The inventions claimed or covered by the Aktis Patents: (a) were not discovered, generated, conceived or developed in connection with any research activities funded, in whole or in part, by the federal government of the United States of America or any agency thereof; (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e); and (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

10.2.8 No False Statements. [***].

10.2.9 Agreement Maintenance. [***].

10.3 Additional Aktis Representations and Warranties. As of the date of the end of the applicable Research Term for a Research Program from which an IND Candidate has been generated, and at any time Aktis provides the JRC with a written report when it in good faith believes that a Licensed Compound has met the Lead Candidate Criteria, Development Candidate Criteria and the TPP Criteria, as applicable, (each such time, “Bring-Down Date”), subject to any express written disclosures that Aktis provides as of such date or in conjunction with any such written report, Aktis represents and warrants that:

10.3.1 No Other License Required. [***].

10.3.2 Litigation and Actions Relating to Intellectual Property. [***].

10.3.3 Other Material Claims and Actions. [***].

10.3.4 Contents. [***]. For the avoidance of doubt, representations and warranties, and related disclosures (if any), made as of each Bring-Down Date shall not cure a breach of any representation or warranty made by Aktis as of the Effective Date (or any earlier Bring-Down Date) and shall not constitute a waiver of any remedies available to Lilly with respect to any such breach.

10.4 Covenants.

10.4.1 Debarment. Each Party represents, warrants and covenants to the other Party that neither it nor its officers, employees, agents, consultants or any other person used by such Party in the performance of the respective research and development activities under this Agreement is: (a) debarred or disqualified under the U.S. Federal Food, Drug and Cosmetic Act; (b) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program; or (c) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Each Party will not during the Term knowingly, employ or use, directly or indirectly, including through Affiliates or subcontractors, the services of any such Person. In the event that either Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any Person providing services to such Party, directly or indirectly, including through Affiliates or subcontractors, or, in the case of Lilly, Sublicensees, which directly or indirectly relates to activities contemplated by this Agreement, such Party shall promptly notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.

10.4.2 Protection of Information. During the Term, and without limiting a Party’s obligations hereunder, each Party shall implement technical and organizational measures to protect all information, including Confidential Information, under this Agreement that are appropriate and that provide no less protection than both (i) good industry practice (i.e., in accordance with ISO 27001 or similar industry standards) and (ii) such Party’s measures to protect its own information of a similar nature or importance.

10.4.3 Assignment by Employees, Agents and Consultants. During the Term, each Party will, and will cause its Affiliates, subcontractors, and in the case of Lilly, Sublicensees to, obtain from each of its employees, consultants and contractors, in each case who perform Research or Development activities pursuant to this Agreement, written agreements containing obligations of confidentiality and non-use and an assignment of all Inventions (and all of such Person’s Intellectual Property Rights therein) for which Aktis or Lilly is intended to have ownership or license rights under this Agreement such that no such employee, consultant or contractor shall retain any rights to such Inventions (or related Intellectual Property Rights) that would prevent or conflict with Aktis’ or Lilly’s rights of ownership or use of such Inventions contemplated by this Agreement.

10.4.4 No Conflicts. During the Term, neither Party shall, and each Party shall cause its Affiliates, subcontractors, and, in the case of Lilly, Sublicensees not to, grant any right to a Third Party that would prevent or conflict with the rights granted by such Party to the other Party under this Agreement.

10.4.5 Aktis Technology. During the Term, Aktis will not assign, transfer, convey or otherwise grant to any Third Party any rights to any Aktis Technology (or any rights to any Intellectual Property Rights that would otherwise be included in the Aktis Technology if not assigned, transferred, conveyed or otherwise granted to a Third Party), in any manner that is inconsistent with, or that would materially adversely affect, the licenses or other rights granted to Lilly under this Agreement.

10.4.6 Excluded In-Licenses. Exhibit 1.67 sets forth a complete and correct list of all Excluded In-Licenses existing as of the Effective Date and Aktis has provided Lilly true, complete and correct copies of such agreements. Aktis shall not (a) use any Patents or Know-How in-licensed by Aktis pursuant to an Excluded In-License or otherwise owned by a Third Party and not licensed to Aktis in the performance of its activities under an applicable Research Plan or (b) otherwise incorporate any of the foregoing into any Licensed Compound or Licensed Product, in each case, without providing notice to Lilly thereof in accordance with Section 6.4.

10.5 Compliance.

10.5.1 Compliance with this Agreement. Each of the Parties shall, and shall cause their respective Affiliates and its and its Affiliates’ employees, consultants and contractors to comply in all material respects with the applicable terms of this Agreement.

10.5.2 Compliance with Applicable Laws. Each Party covenants to the other that in the performance of its obligations under this Agreement, such Party shall comply, and shall cause its Affiliates and its and its Affiliates’ employees, consultants and contractors, to comply, with all Applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which may be reasonably expected to, violate, any Applicable Laws.

10.5.3 Compliance with Party Specific Regulations. In carrying out their respective obligations under this Agreement, the Parties shall cooperate with each other as may reasonably be required to help ensure that each is able to fully meet its obligations with respect to all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement (the “Party Specific Regulations”). Each Party shall be responsible for providing the other Party with any Party Specific Regulations applicable to the other Party, including any updates to such Party Specific Regulations, and the covenant in the preceding sentence shall only apply to the extent such Party Specific Regulations and any updates thereto have been provided to the other Party. Neither Party shall be obligated to pursue any course of conduct that would result in such Party being in material breach of any Party Specific Regulation applicable to it; provided that in the event that a Party refuses to fulfill its obligations under this Agreement in any material respect on such basis, the other Party may terminate this Agreement in accordance with Section 13.2; provided, that under such circumstances, such termination, including the applicable effects of such termination set forth in Section 13.7 shall be the sole remedy for such terminating Party and such terminating Party shall not be entitled to any other remedy under law or equity. All Party Specific Regulations are binding only in accordance with their terms and only upon the Party to which they relate.

10.5.4 Compliance with Internal Compliance Codes. All Internal Compliance Codes shall apply only to the Party to which they relate. The Parties agree to reasonably cooperate with each other to ensure that each Party is able to comply with the substance of its respective Internal Compliance Codes and, to the extent practicable, to operate in a manner consist with its usual compliance related processes. “Internal Compliance Codes,” as used in this Section 10.5.4, means a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Industry Codes, Party Specific Regulations, and such Party’s internal ethical, medical and similar standards.

10.5.5 Compliance with Anti-Corruption Laws. In connection with this Agreement, the Parties shall comply with all Applicable Laws and Industry Codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, any anti-corruption or anti-bribery laws in jurisdictions where the applicable Party operates, and any laws enacted to implement the Organisation of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

10.5.6 Export Control. Each Party agrees to comply with all applicable trade sanctions and export control laws and regulations, including where applicable the U.S. trade sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (31 C.F.R. Part 501 et seq.), the U.S. Export Administration Regulations (15 C.F.R. Part 734 et seq.), U.S. Department of State, U.S. Department of Commerce, the United Nations Security Council, European Union trade sanctions and export laws (including Council Regulation (EC) No. 428/2009 (as amended)), or other relevant sanctions authority, and has implemented and will maintain policies and procedures reasonably designed to ensure compliance with all of the foregoing. Each Party agrees that the Licensed Products will not be manufactured in, used, sold, exported, reexported, transferred, or otherwise made available, directly, or indirectly, to or for the benefit of a Sanctioned Territory (defined below) or Restricted Person (defined below) other than in compliance with all applicable trade sanctions and export control laws and regulations.

10.5.7 Sanctioned Territories. Each Party represents and warrants that neither it, its directors, executive officers, agents, shareholders, nor any person having a controlling interest in such Party are: (a) a person targeted by trade or financial sanctions under the laws and regulations of the United States, the European Union and its Member States, the United Kingdom or any other jurisdiction that both has legal authority over such Party and is applicable to the rights and licenses to be provided under this Agreement, including persons designated on the U.S. Department of the Treasury, Office of Foreign Assets Control’s List of Specially Designated Nationals and Other Blocked Persons and Consolidated Sanctions List, the U.S. State Department’s Non-proliferation Sanctions Lists, the EU’s Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, and the UK HM Treasury Consolidated Lists of Financial Sanctions Targets; (b) incorporated or headquartered in, or organized under the laws of, a territory subject to comprehensive U.S. sanctions (each, a “Sanctioned Territory”) (currently, Belarus, Cuba, Iran, Crimea, North Korea, Russia, Syria, Venezuela and the Russian controlled regions of Ukraine, currently Donetsk People’s Republic and Luhansk People’s Republic, but subject to change at any time); or (c) directly or indirectly owned or controlled by such Persons (together “Restricted Person”). Each Party further represents and warrants that it shall notify the other Party in writing immediately if such Party or any of its directors, Executive Officers, agents, shareholders or any person having a controlling interest in Aktis becomes a Restricted Person or if such Party becomes directly or indirectly owned or controlled by one or more Restricted Persons.

10.5.8 Prohibited Conduct. Without limiting the other obligations of the Parties set forth in this Section 10.5.8, each Party covenants to the other that, as of the Effective Date and in the performance of its obligations under this Agreement through the expiration and termination of this Agreement, such Party and, to its knowledge, its Affiliates and its and its Affiliates’ employees and subcontractors, in connection with the performance of their respective obligations or exercise of their respective rights under this Agreement, have not made, offered, given, promised to give, or authorized, and will not make, offer, give, promise to give, or authorize, any bribe, kickback, payment or transfer of anything of value, directly or indirectly, to any Person or any Government Official for the purpose of: (a) improperly influencing any act or decision of the Person or Government Official; (b) inducing the Person or Government Official to do or omit to do an act in violation of a lawful or otherwise required duty; (c) securing any improper advantage; or (d) inducing the Person or Government Official to improperly influence the act or decision of any organization, including any government or government instrumentality, to assist any Party in obtaining or retaining business. For the purpose of this Section 10.5.8, “Government Official” means: (i) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital; (ii) any candidate for political office, any political party or any official of a political party, in each case for the purpose of obtaining or retaining business for or with, or directing business to, any Person, including either Party; or (iii) any Person acting in an official capacity on behalf of any of the foregoing.

10.6 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 10, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, TITLE, VALIDITY OF PATENT CLAIMS, OR ANY WARRANTY RESULTING FROM COURSE OF DEALING OR USAGE OF TRADE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT EITHER PARTY WILL BE SUCCESSFUL IN OBTAINING ANY PATENTS OR THAT ANY PATENTS WILL ISSUE BASED ON A PENDING APPLICATION. WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT THE RESEARCH PLAN(S) WILL BE SUCCESSFUL, IN WHOLE OR IN PART.

10.7 No Warranty of Success. Nothing contained in this Agreement shall be construed as a warranty, either express or implied, on the part of either Party that (a) the Research, Development or Commercialization of any Licensed Compound or Licensed Product (including during the Research Program) will be successful, or (b) any Licensed Product will be commercially exploitable in any respect.

ARTICLE 11

INDEMNIFICATION

11.1 Indemnity.

11.1.1 By Aktis. Subject to Section 11.1.3, Aktis shall defend, indemnify and hold harmless Lilly, any of its Affiliates, and its and their respective directors, officers, employees, and agents (each, a “Lilly Indemnitee”) from and against any and all costs, fees, expenses, losses, liabilities, and damages, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”) to which any Lilly Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (a “Claim”) to the extent such Losses arise out of: [***].

11.1.2 By Lilly. Subject to Section 11.1.3, Lilly shall defend, indemnify and hold harmless Aktis, any of its Affiliates, and its and their respective directors, officers, employees and agents (each, a “Aktis Indemnitee”) from and against any and all Losses to which any Aktis Indemnitee may become subject as a result of any Claim to the extent such Losses arise out of: [***].

11.1.3 Procedure.

(a) General. All indemnification claims in respect of a Aktis Indemnitee or Lilly Indemnitee, as applicable (each, an “Indemnitee”) shall be made solely by Aktis or Lilly, as applicable (the “Indemnified Party”). The Indemnified Party shall promptly notify the indemnifying Party in writing (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Article 11, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Claims.

(b) Control of Defense. Subject to Section 9.6 and Section 9.8, at its option, the indemnifying Party may assume the defense of any Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party or its Indemnitees in respect of such Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s or its Indemnitees’ claim for indemnification. Upon assuming the defense of a Claim, the indemnifying Party may appoint as lead counsel in the defense of such Claim any legal counsel selected by the indemnifying Party. If the indemnifying Party assumes the defense of a Claim, the Indemnified Party shall promptly deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party or any of its Indemnitees in connection with such Claim. If the indemnifying Party assumes the defense of a Claim, except as provided in Section 11.1.3(c), the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any of its Indemnitees in connection with the analysis, defense or settlement of such Claim unless specifically requested in writing by the indemnifying Party. If it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party or its Indemnitees from and against the Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Claim within thirty (30) days after receipt of any invoice therefor from the indemnifying Party.

(c) Right to Participate in Defense. Any Indemnified Party shall be entitled to participate in, but not control, the defense of such Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s own cost and expense unless (i) the employment thereof, and the assumption by the indemnifying Party of such expense, has been specifically authorized by the indemnifying Party in writing, (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.1.3(b) (in which case the Indemnified Party shall control the defense) or (iii) the interests of the Indemnitee and the indemnifying Party with respect to such Claim are sufficiently adverse to prohibit the representation by the same counsel of both Persons under Applicable Law, ethical rules or equitable principles. For clarity, if the Indemnified Party has the right to control the defense of a Claim pursuant to Section 9.6 and Section 9.8, the Indemnified Party shall be entitled to control such Claim, without limiting the indemnifying Party’s responsibility for Losses under Section 11.1.1 or Section 11.1.2, as applicable.

(d) Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party shall, and shall cause each Indemnitee to, reasonably cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party and Indemnitees of, records and information that are reasonably relevant to such Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket costs in connection therewith.

(e) Expenses. Except as set forth in Section 11.1.3(b), the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Claim shall be reimbursed on a Calendar Quarter basis in arrears by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund if the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

(f) Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Claim and that shall not result in the Indemnified Party or the applicable Indemnitee becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party or the applicable Indemnitee in any manner and that the indemnifying Party has acknowledged in writing the obligation to indemnify the Indemnified Party or the applicable Indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Claims, if the indemnifying Party has assumed the defense of the Claim in accordance with Section 11.1.3(b), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying Party does not assume and conduct the defense of a Claim as provided above, the Indemnified Party may defend against such Claim. Without limiting the rights and obligations of the Parties under Article 9, regardless of whether the indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party shall not, and shall cause its Indemnitees not to, admit any liability with respect to, or settle, compromise or dispose of, any Claim without the prior written consent of the indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). Except as provided in Article 9, the indemnifying Party shall not be liable for any settlement, compromise or other disposition of a Loss by an Indemnified Party or any Indemnitee that is reached without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). For clarity, if a Claim, or the events giving rise to or resulting in such Claim, are subject to Article 9 and Section 11.1.1 or Section 11.1.2 then Article 9 shall apply with respect to the defense of such Claim and Section 11.1.1 or Section 11.1.2 as applicable, shall apply with respect to the allocation of financial responsibility for the related Losses.

11.2 Limitation of Liability. NEITHER PARTY, NOR ANY OF ITS AFFILIATES, LICENSEES, (SUB)LICENSEES/ SUBLICENSEES OR SUBCONTRACTORS, SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES OR LOST PROFITS OR LOST REVENUES OR LOST ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, THAT THIS SECTION 11.2 WILL NOT BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11, EITHER PARTY’S LIABILITY FOR BREACH OF ITS EXCLUSIVITY OBLIGATIONS UNDER ARTICLE 7 OR CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 12, OR A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

11.3 Insurance. During the Term, each Party shall maintain such types and amounts of liability insurance (including self-insurance with respect to Lilly) as is normal and customary in the industry generally for similarly situated parties and adequate to cover its obligations under this Agreement, and each Party will upon reasonable request from time-to-time provide the other Party with a certificate of insurance in that regard, along with any amendments and revisions thereto existing and relevant at the time of such request.

ARTICLE 12

CONFIDENTIALITY

12.1 Confidential Information.

12.1.1 Confidential Information. In connection with this Agreement, each Party may disclose certain proprietary or confidential information of such Party (or its Affiliates) to the other Party (or its Affiliates), including in the case of Lilly, such information that consists of Lilly Background IP, and in the case of Aktis, including such information that is Aktis Technology (such information, “Confidential Information”). Without limiting the foregoing, (a) the terms of this Agreement are the Confidential Information of both Parties and shall be treated confidentially by each of the Parties subject to the exceptions set forth in Section 12.1.6, (b) Aktis Platform and Aktis Platform IP shall be deemed to be Aktis’ Confidential information and (c) Lilly Background IP and Lilly Improvements shall be deemed to be Lilly’s Confidential Information.

12.1.2 Restrictions. A Party or its Affiliates (the “Receiving Party”) that receives Confidential Information from the other Party or its Affiliates (the “Disclosing Party”) shall keep all the Disclosing Party’s Confidential Information in confidence with at least the same degree of care with which the Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care). A Receiving Party shall not disclose Disclosing Party’s Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except as otherwise expressly permitted below, and shall not use the Disclosing Party’s Confidential Information except in connection with the performance of its obligations and exercise of its rights under this Agreement.

12.1.3 Exceptions. The obligations of confidentiality and restriction on use of Confidential Information under Section 12.1.2 do not apply to any information that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available to the public; (b) is known by the Receiving Party at the time of receiving such information, other than by previous disclosure of the Disclosing Party, or its Affiliates, employees, agents, consultants, or contractors (provided that the foregoing exception shall not apply with respect to Licensed Information); (c) is hereafter furnished to the Receiving Party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto; or (d) is independently discovered, generated, conceived or developed by the Receiving Party without the use of or reference to the Confidential Information belonging to the Disclosing Party (provided that the foregoing exception shall not apply with respect to Product Information or Joint Know-How). Specific information will not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within those exclusions.

12.1.4 Permitted Disclosures. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) Prosecution and Maintenance of Patents as permitted by this Agreement;

(b) in the case of Lilly as the Receiving Party or, upon the effective date of each Reversion License, Aktis as the Receiving Party, Regulatory Filings for a Licensed Product or Reversion Product, as applicable, that such Party has a license or right to develop hereunder in a given country or jurisdiction; provided that with respect to Aktis as the Receiving Party, any such disclosures under this Section 12.1.4(b) shall be limited to Confidential Information of Lilly that is included in the Regulatory Filings that Lilly assigns to Aktis pursuant to Section 13.7.5(b);

(c) prosecuting or defending litigation as permitted by this Agreement;

(d) complying with applicable court orders Applicable Laws;

(e) in response to a valid request by a U.S., state, foreign, provincial, or local tax authority, in which case either Party may disclose, a copy of this Agreement (including any Exhibits, Appendices, ancillary agreements, and amendments hereto);

(f) disclosure to its and its Affiliates’ employees, consultants, contractors and agents, and to Sublicensees (in the case of Lilly), in each case on a need-to-know basis in connection with carrying out the activities assigned to it in each Research Plan and the Exploitation of Licensed Compounds and Licensed Products in the Field in the Territory in accordance with this Agreement, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; and

(g) in the case of Aktis as the Receiving Party, [***]; and

(h) in the case of Aktis as the Receiving Party, disclosure of [***].

Notwithstanding the foregoing, if a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 12.1.4(d), it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and (i) use efforts to secure confidential treatment of such Confidential [***] and (ii) disclose such information solely to the extent reasonably necessary in complying with such court orders or governmental regulations or regulators or such valid requests. Any information disclosed pursuant to Section 12.1.4(d) remains Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Article 12. For clarity, either Party may disclose without any limitation such Party’s U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions relating to such Party that are based on or derived from this Agreement.

12.1.5 Public Domain Information. Nothing in this Agreement will prevent a Party from using any Know-How that is in the public domain (provided that such Know-How is not in the public domain as a result of such Party’s breach of this Agreement).

12.1.6 Disclosure of Agreement. Notwithstanding the foregoing, either Party or its Affiliates may file a copy of this Agreement and disclose the relevant terms of this Agreement: (a) to the extent required or advisable to comply with the rules and regulations promulgated by the U.S. Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory, provided that [***]; (b) upon request from a Governmental Authority (such as a tax authority), [***]; and (c) to the extent necessary to perform obligations or exercise rights under this Agreement, to any sublicensee, collaborator or potential sublicensee or potential collaborator of such Party, provided that any sublicensee, collaborator or potential sublicensee or collaborator agree in writing to be bound by obligations of confidentiality and non-use no less protective of the Disclosing Party than those set forth in this Agreement.

12.1.7 Survival. Each Party’s obligations under this Section 12.1 apply during the Term and continue for [***] thereafter with respect to Confidential Information.

12.2 Licensed Information. Notwithstanding anything the contrary herein, Know-How exclusively licensed by Aktis to Lilly [***] (collectively, the “Licensed Information”), for purposes of this Agreement, is deemed to be Lilly’s Confidential Information and, regardless of the Party first disclosing the same, Lilly shall be deemed the Disclosing Party, and Aktis shall be deemed the Receiving Party, with respect thereto.

12.3 Publicity. Promptly following the Effective Date, Aktis may issue a press release in a mutually agreed upon form, which is attached hereto as Exhibit 12.3. During the Research Term for a Research Program, except as permitted under Section 12.1.4 and this Section 12.3, neither Party shall issue any subsequent press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, not to be unreasonably withheld, conditioned, or delayed; provided, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the rules of any recognized stock exchange or quotation system subject to the restrictions set forth in Section 12.1.4 and Section 12.1.6. If either Party desires to issue a press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof during the Research Term for a Research Program, the issuing Party will provide the other Party with a copy of the proposed press release or public statement. The issuing Party shall specify with each such proposed press release or public statement, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the reviewing Party may provide any comments on such proposed press release or public statement. If the reviewing Party provides any comments, the Parties shall consult with one another on such proposed press release or public statement and work in good faith to prepare a mutually acceptable press release or public statement. Following the end of the Research Term for a Research Program, as between the Parties, Lilly shall have the sole right to issue press releases or public statements regarding the applicable Collaboration Target, and Licensed Compounds and Licensed Products Directed To such Collaboration Target, without seeking Aktis’ prior written consent so long as no Confidential Information of Aktis’ is disclosed. Each Party may repeat any information relating to this Agreement that has already been publicly disclosed in accordance with this Section 12.3, including pursuant to the initial press release, provided that such information continues as of such time to be accurate.

12.4 Publication. Lilly shall have the sole right to publicly present or publish results of studies, including those carried out under a Research Program, with respect to the Licensed Compounds and Licensed Products Directed To Collaboration Targets and make other public presentations or publications regarding the Licensed Compounds, Licensed Products and Collaboration Targets in its sole discretion, subject to the remainder of this Section 12.4. Lilly will deliver a complete draft of any such proposed publication that describes the Aktis Platform or otherwise includes the results of studies carried out by Aktis under a Research Program to Aktis at least [***] before submitting the material to a publisher or initiating any other release. Aktis will review any such material and give its comments to Lilly as quickly as possible, and no later than [***] after the delivery of such draft to Aktis. Upon reasonable request by Aktis, Lilly shall (a) incorporate Aktis’ feedback with respect to the Aktis Platform and remove any Aktis Confidential Information related to the Aktis Platform and not specifically related to a Licensed Compound, Licensed Product or Collaboration Target, and (b) delay any submission or release for a period of up to an additional [***] to permit Aktis to prepare and file, or have prepared and filed, any patent applications for any inventions as contemplated under this Agreement. Lilly will ascribe authorship of any proposed publication using accepted standards used in peer-reviewed, academic journals at the time of the proposed publication. [***].

12.5 Prior Confidentiality Agreement. Upon the Effective Date, the terms of this Article 12 shall supersede the Confidentiality Agreement and the Confidentiality Agreement shall terminate and be of no further force or effect; provided that all “Confidential Information” disclosed by or on behalf of the “Disclosing Party” under the Confidentiality Agreement shall be deemed Confidential Information of the applicable Disclosing Party hereunder and shall be subject to the terms and conditions of this Agreement, and the “Receiving Party” thereunder shall be bound by and obligated to comply with such terms and conditions as if they were the applicable Receiving Party hereunder. The foregoing shall not be interpreted as a waiver of any remedies available to the “Disclosing Party” under the Confidentiality Agreement as a result of any breach, prior to the Effective Date, by the “Receiving Party”, of its obligations pursuant to the Confidentiality Agreement. In the event of any inconsistency or conflict between this Agreement and the Confidentiality Agreement, the terms of this Agreement shall govern.

12.6 Privacy. In connection with and solely to the extent applicable to a Party’s obligations under this Agreement, each Party and its Affiliates, and each Person acting on its or their behalf, will comply, with (a) all Applicable Laws relating to the privacy, processing and security of Personal Information in all countries and jurisdictions (including any transfer of Personal Information across national borders) in connection with (i) the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure or transfer of Personal Information (including any Personal Information that may be included or used in the Research Program), including providing any notice, obtaining any consent or prior authorizations, and conducting any assessment required under Applicable Laws and (ii) the application, collection and Exploitation of the Aktis Technology, including with respect to compounds, products and therapies that may become Licensed Compounds or Licensed Products, (b) all privacy related consents and notices that apply to or were obtained in connection with the foregoing, and (c) the requirements of any contract or codes of conduct to which a Party is a party, including that all such Persons have complied with applicable data transfer requirements and provided all legally required privacy notices to, and obtained appropriate consents (including research informed consents) from, data subjects

(“Notices and Consents”), and the Notices and Consents permit the use of the Aktis Technology and resulting data as contemplated under the Agreement to be, used and processed by Aktis or its Affiliates (or Persons acting on its or their behalf), including under any Research Plan, and the applicable licensing and transfer of all such Personal Information of data subjects to, and subsequent use by, Lilly as permitted under this Agreement. For purposes of this Section 12.6, “Personal Information” means (x) all information that identifies, could be used to identify or is otherwise associated with an individual person, whether or not such information is associated with an identified individual person and (y) any other information included in any definition of “Personal Information” or any similar term (e.g., “personal data” or “personally identifiable information” or “PII”) provided by Applicable Laws or by either Party in any of its own privacy policies, notices or contracts.

ARTICLE 13

TERM & TERMINATION

13.1 Term. This Agreement commences on the Effective Date and, unless terminated earlier as provided in this Article 13, continues on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of the Royalty Term for such Licensed Product in such country (the “Term”). Upon the expiration of the Term with respect to a given Licensed Product and a particular country, the licenses granted by Aktis to Lilly under Section 6.1 will become perpetual, irrevocable, fully-paid, and royalty-free, and the license granted under Section 6.1.1 shall remain exclusive (even as to Aktis and its Affiliates).

13.2 Termination for Material Breach.

13.2.1 Termination. Either Party may terminate this Agreement upon written notice to the other Party if such other Party materially breaches this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail, fails to cure such material breach (other than non-payment of an undisputed payment obligation) within [***] days from the date of such notice; provided that if such a material breach is not reasonably capable of cure within such [***], the breaching Party may submit, prior to the end of such [***], a reasonable plan to cure the breach within an [***], in which case the other Party may not terminate this Agreement for so long as the breaching Party [***] to implement such cure plan and effects such cure within such [***]. Either Party may terminate this Agreement upon written notice to the other Party if such other Party materially breaches this Agreement with respect to an undisputed payment obligation and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail, fails to cure such material breach within [***] from the date of such notice. [***].

13.2.2 Dispute. If the allegedly breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 13.2.1, such alleged breaching Party shall, within [***] of receipt of written notice of breach from the other Party, (a) provide the other Party notice of such dispute which notice shall include in reasonable detail the rationale for disputing the alleged breach and (b) initiate dispute resolution procedures in accordance with Article 14, in which case, such termination shall not be effective until it has been finally determined pursuant to

Article 14 that the alleged breaching Party has materially breached this Agreement and such Party fails to cure such breach within the applicable cure period set forth in Section 13.2.1. During the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. The Parties hereby agree to take such steps as may be reasonably necessary to complete such dispute resolution process in accordance with Article 14 as expeditiously as possible.

13.2.3 Lilly Option to Continue Agreement. Notwithstanding anything to the contrary under this Agreement, if Lilly has a right to terminate this Agreement in its entirety pursuant to Section 13.2.1 as a result of Aktis’ uncured material breach of [***] (as finally determined under Article 14 to the extent there is a dispute), then Lilly shall have the right to, at its option and by written notice to Aktis given within [***] after such final determination (or such earlier time that a material breach is identified by Lilly without dispute by Aktis), in lieu of exercising its right to terminate this Agreement under this Section 13.2 and as its sole and exclusive remedy for such material breach (except for injunctive relief), to continue this Agreement on its terms (“Alternative Remedy”), in which case [***].

13.3 Termination by Aktis for Patent Challenge. [***].

13.4 Termination by Lilly.

13.4.1 Partial Termination. Lilly may, at any time in its sole discretion and without cause, terminate this Agreement [***] basis (or any combination thereof) upon [***] prior written notice to Aktis.

13.4.2 Entire Agreement. Lilly may, in its sole discretion, terminate this Agreement in its entirety at any time and without cause upon [***] prior written notice to Aktis.

13.5 Termination for Insolvency. If either Party (or any controlling Affiliate) (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to its dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] of the filing or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

13.6 Terminated Targets. With respect to any Collaboration Target for which this Agreement has been terminated, subject to Section 7.1 and Article 12, (a) such Collaboration Target shall no longer be considered a Collaboration Target for all purposes of this Agreement and shall become a Terminated Target, (b) each Party’s rights and obligations under this Agreement with respect to the Exploitation of Licensed Compounds and Licensed Products Directed To such Terminated Target(s) shall automatically cease as of the effective date of termination, [***].

13.7 Effects of Termination. The following shall apply upon termination of this Agreement in its entirety [***] basis, as applicable, made in accordance with this Article 13:

13.7.1 Termination of Licenses. All licenses and rights granted to each Party under Article 6 shall terminate automatically as of the of the termination of this Agreement in its entirety (or with respect to the terminated Collaboration Target and any corresponding Licensed Compound(s) and Licensed Product(s), if terminated for specific Collaboration Target(s)); provided that if Lilly (or its Affiliates or Sublicensees) has inventory of usable Licensed Product(s) Directed To such Terminated Target as of the effective date of termination, then Lilly (and its Affiliates and Sublicensees) may continue to sell off such inventory of such Licensed Products in the Field in the Territory (and fulfill customer orders therefor) until the earlier to occur of one (1) year after the effective date of termination and the date on which Lilly (or its Affiliates or Sublicensees) no longer has such inventory of such Licensed Product(s) and shall pay Aktis any applicable Royalties due based on such sales in accordance with Section 8.4. [***].

13.7.2 Destruction of Confidential Information. Subject to the potential transfer of any data and information covered below in Section 13.7.5, each Receiving Party shall destroy (at the Disclosing Party’s written request) all such Confidential Information of the Receiving Party in its possession as of the effective date of expiration or termination (with the exception of one copy of such Confidential Information, which may be retained by the legal department of the Receiving Party in connection with standard record keeping requirements of such Party or to comply with Applicable Law), and any Confidential Information of the Disclosing Party contained in its laboratory notebooks or databases, provided that each Receiving Party may retain and continue to use such Confidential Information of the Disclosing Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement. Notwithstanding the foregoing, a Receiving Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received the Disclosing Party’s Confidential Information under this Agreement. With respect to any Confidential Information retained in accordance with the foregoing, the Receiving Party shall continue to comply with Article 12 with respect to such Confidential Information.

13.7.3 Wind-Down. Following termination of this Agreement with respect to a Collaboration Target or a Region, but subject to Section 13.6.6 with respect to Reversion Products, to the extent applicable, the Parties shall cooperate, and use Commercially Reasonable Efforts, to wind-down and cease, within [***] of the effective date of termination in accordance with Applicable Law and industry standards, all activities then being performed by the Parties and their Affiliates hereunder. In accordance therewith, the Parties shall enter into an agreement regarding (a) the maintenance of the global safety database for Licensed Compounds and Licensed Products Directed To such Terminated Target, (b) a process for the exchange of adverse event safety data in a mutually agreed format in order to monitor the safety of Licensed Compounds and Licensed Products Directed To such Terminated Target and to meet reporting requirements of any applicable Regulatory Authorities in the Territory and in any terminated Region(s), and (c) coordination of the Exploitation of Licensed Compounds and Licensed Products [***], as needed. Should the Parties enter into a Program Transfer Agreement in accordance with Section 13.6.6(g), the foregoing clauses (a) through (c) (inclusive) may be addressed in such agreement.

13.7.4 Survival of Sublicenses. Any permitted sublicense granted by Lilly or its Affiliate to a Third Party under the licenses granted to Lilly under this Agreement shall survive the termination of this Agreement, provided that, in the case where termination of this Agreement for Lilly’s uncured material breach pursuant to Section 13.2, such Sublicensee [***]. If permitted under such a surviving sublicense, effective upon termination of this Agreement, such sublicense shall become a direct license from Aktis to such Sublicensee, provided, that, [***].

13.7.5 Reversion. Except in connection with termination by Lilly pursuant to Section 13.2 or Section 13.5, or if Lilly terminates this Agreement pursuant to Section 13.4 in connection with a bona fide, material safety-related concern in connection with a Licensed Compound or Licensed Product, in the event of any other termination of this Agreement either in its entirety or with respect to a Terminated Target, upon Aktis’ written request [***]:

[***].

13.8 Survival. Expiration or termination of this Agreement will not relieve the Parties of any obligation or right accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: [***].

13.9 Exercise of Rights to Terminate; Damages; Relief. The valid use by either Party of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto; provided, however, that termination of this Agreement shall not preclude either Party from claiming any other damages, compensation, or relief that it may be entitled to upon termination.

13.10 Bankruptcy Code. If this Agreement is rejected by a Party as a debtor under Section 365 of the United States Bankruptcy Code or similar provision in the bankruptcy laws of another jurisdiction (the “Code”), then, notwithstanding anything else in this Agreement to the contrary, all licenses and rights to licenses granted under or pursuant to this Agreement by the Party in bankruptcy to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code (or similar provision in the bankruptcy laws of the jurisdiction), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code (or similar provision in the bankruptcy laws of another applicable jurisdiction). The Parties agree that a Party that is a licensee of rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against a Party under the Code, the other Party shall be entitled to a complete duplicate of, or complete access to (as such other Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, if not already in such other Party’s possession, shall be promptly delivered to such other Party: (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by such other Party, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement; or (b) if not delivered under the foregoing subclause (a), upon the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party. The foregoing provisions of this Section 13.10 are without prejudice to any rights a Party may have arising under the Code.

ARTICLE 14

GOVERNING LAW; DISPUTE RESOLUTION

14.1 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, enforced, and construed in accordance with, the laws of the State of New York, including its statutes of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of law, and the Patent laws of the United States, provided that any disputes under this Agreement concerning the scope, validity, enforceability, or infringement of a Patent in a country or jurisdiction shall be determined in accordance with the laws of such country or jurisdiction in which the particular Patent has been filed or granted, as the case may be.

14.2 Disputes. The Parties recognize that controversies or claims arising out of, relating to, or in connection with this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties shall follow the procedures set forth in this Article 14 to resolve any dispute other than a JRC Dispute. If any dispute, claim or controversy of any nature arising out of or relating to this Agreement other than a JRC Dispute, including any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement (each, a “Dispute”), arises between the Parties, either Party may refer the Dispute to Executive Officers of each Party for resolution within [***] of a written request by either Party to the other Party. Each Party, within [***] after a Party has received such written request from the other Party to so refer such Dispute, shall notify the other Party in writing of the Person (i.e., the Executive Officer or their designees) to whom such Dispute is referred. If, after an additional [***] after the notice of Dispute, such Executive Officers have not succeeded in negotiating a resolution of the Dispute, and a Party wishes to pursue the matter, the Parties may seek to resolve the Dispute in any federal court having jurisdiction thereof located in New York as further described in Section 14.3.

14.3 Litigation. The Federal courts located in New York, New York, or in the absence of federal subject matter jurisdiction the state courts located in New York, New York, shall have exclusive jurisdiction over, and shall be the exclusive venue for resolution of, any Dispute not resolved through the informal Dispute resolution procedures described above. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Dispute arising out of this Agreement and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Dispute brought in any such court has been brought in an inconvenient forum. Any final judgment resolving a Dispute may be enforced by either Party in any court having appropriate jurisdiction.

14.4 Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Article 7, Article 9, and Article 12 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Article 7, Article 9, or Article 12 may result in irreparable injury to such other Party for which there shall be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Article 7, Article 9, or Article 12 the non-breaching Party shall be authorized and entitled to seek injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity to prevent such breach or threatened breach of this Agreement and to enforce specifically the terms and provisions of such Sections of this Agreement. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. Nothing in this Section 14.4 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

ARTICLE 15

MISCELLANEOUS

15.1 Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement. Each Party acknowledges and agrees that in entering into this Agreement it places no reliance on any representation, warranty or other statement relating to the subject matter of this Agreement other than as expressly set out in this Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

15.2 Independent Contractors. The relationship between Lilly and Aktis created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party.

15.3 Notice. Any notice required or permitted to be given by this Agreement must be in writing and in English. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective if: (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered, or certified mail; or (c) delivered by electronic mail followed by delivery via either of the methods set forth in clauses (a) and (b) of this Section 15.3, in each case, addressed as set forth below unless changed by notice so given:

If to Aktis:	Aktis Oncology, Inc.
17 Drydock Avenue Suite 17-401 Boston, MA 02210 Attn: CEO E-mail: [***]

with a copy (which shall not constitute notice) to:
[***]

If to Lilly:	Eli Lilly and Company [***]

Each Party shall also provide a copy of any notice (via e-mail if available) to the other Party’s Alliance Manager.

15.4 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect. The Parties shall make a good faith effort to replace any invalid, unenforceable or illegal term or provision with a valid, enforceable and legal term or provision such that the objectives contemplated by the Parties when entering this Agreement may be realized to the extent practicable.

15.5 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment or transfer without the other Party’s consent to: (a) its Affiliate, provided that such Party shall remain primarily liable for any acts or omissions of such Affiliate; or (b) to an Acquirer in connection with a Change of Control, subject to Section 7.3.2. Any permitted assignee shall, in writing to the non-assigning Party, expressly assume performance of such assigning Party’s rights and obligations. Any permitted assignee shall, in writing to the non-assigning Party, expressly assume performance of such assigning Party’s rights and obligations. Any permitted assignment is binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.5 is null, void and of no legal effect.

15.6 Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

15.7 Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, act of God, epidemic, pandemic, or of the government of any country or of any local government, or by any other cause unavoidable or beyond the control of any Party hereto (each a “Force Majeure Event”). In such event, such affected Party shall use [***] to resume performance of its obligations and will keep the other Party informed of actions related thereto.

15.8 Interpretation. The captions and headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. In the event of any conflict between the main body of this Agreement and any Exhibit hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (j) the phrase “non-refundable” shall not prohibit, limit or restrict either Party’s right to obtain damages in connection with a breach of this Agreement; (k) the word “or” in reference to its objects A or B means either A or B or both A and B and is not exclusive, unless otherwise indicated; and (l) neither Party shall be deemed to be acting on behalf of the other Party.

15.9 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which is deemed an original, but all of which together constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

15.10 Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation, and execution of this Agreement.

15.11 Further Assurances. Lilly and Aktis hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

15.12 No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.

15.13 Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

15.14 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

15.15 Extension to Affiliates. Except as expressly set forth otherwise in this Agreement, each Party shall have the right to extend the rights and immunities granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and immunities. For clarity, if a Party extends rights and immunities granted hereunder to one or more of its Affiliates, such Party shall remain primarily liable for any acts or omissions of such Affiliates.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

Aktis Oncology, Inc.	Eli Lilly and Company

By: /s/ Matthew Roden	By: /s/ [***]

Printed: Matthew Roden, PhD	Printed: [***]

Title: President and Chief Executive Officer, Aktis Oncology	Title: [***]

[Signature page to License, Research and Collaboration Agreement]

Schedule 10.2.4

[***]

Exhibit 1.23

[***]

Exhibit 1.67

Excluded In-Licenses

[***]

Exhibit 2.5.3

[***]

Exhibit 4.1

Responsibilities Matrix

[***]

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***].

[***]

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[***]	[***]	[***]	[***]
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	[***]	[***]	[***]
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Exhibit 4.6

Key Terms for Licensed Decoy Development Agreement

[***].

Exhibit 4.12

Aktis Third Party Subcontractors

[***]

Exhibit 4.13

Form of Materials Transfer Record

[***]

Exhibit 4.14- Part A

Eli Lilly and Company Good Research Practices

[***]

Exhibit 4.14- Part B

Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers

[***]

Exhibit 10.2.2

[***]

Exhibit 12.3

Press Release

[***]